UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material under §240.14a-12
NOV Inc.
(Name of Registrant as Specified In Its Charter)
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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION - DATED MARCH 23, 2023.

NOV INC.

10353 Richmond Avenue

Houston, Texas 77042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2023

DATE:	Wednesday, May 17, 2023
TIME:	10:00 a.m. (Houston time)
PLACE:	NOV Inc.
10353 Richmond Ave.
Houston, Texas 77042

The 2023 annual meeting of stockholders (“Annual Meeting”) of NOV Inc. will be held at the Company’s corporate headquarters located at 10353 Richmond Avenue, Houston, Texas 77042 on Wednesday, May 17, 2023, at 10:00 a.m. Houston time, for the following purposes:

•	To elect eight directors to hold office for a one-year term;

•	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2023;

•	To consider and act upon an advisory proposal to approve the compensation of our named executive officers;

•	To consider and act upon an advisory proposal regarding the frequency of the advisory vote on named executive officer compensation;

•	To approve an amendment and restatement of our Sixth Amended and Restated Certificate of Incorporation to provide for exculpation of liability for officers of the Company; and

•	To consider and act upon any other matters that may properly come before the annual meeting or any postponement or adjournment thereof.

The Board of Directors recommends that you vote “FOR” the election of the eight nominees for director (Proposal 1), “FOR” the proposal to ratify the appointment of Ernst & Young LLP as Independent Auditors of the Company for 2023 (Proposal 2), “FOR” the approval of the compensation of our named executive officers (Proposal 3), the frequency of the advisory vote on named executive officer compensation to be ONE YEAR (Proposal 4), and “FOR” the proposal to approve an amendment and restatement of our Sixth Amended and Restated Certificate of Incorporation to provide for exculpation of liability for officers of the Company (Proposal 5).

Beginning on or about April 6, 2023, the Company is mailing a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the record date (but excluding those stockholders who have previously requested a printed copy of our proxy materials) containing instructions on how to access the proxy materials (including our 2022 annual report) via the Internet, as well as instructions on voting shares via the Internet. The Notice also contains instructions on how to request a printed copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

The Board of Directors has set March 20, 2023 as the record date for the Annual Meeting. If you were a stockholder of record at the close of business on March 20, 2023, you are entitled to vote at the Annual Meeting. A complete list of these stockholders will be available for examination at the Annual Meeting and during ordinary business hours at our offices at 10353 Richmond Avenue, Houston, Texas for a period of ten days prior to the Annual Meeting.

You are cordially invited to join us at the Annual Meeting. However, to ensure your representation, we request that you vote via the Internet using the instructions in the Notice or, if you received a printed copy of the proxy materials, return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. You may revoke your proxy at any time if you wish to attend and vote in person.

By Order of the Board of Directors

/s/ Craig L. Weinstock

Craig L. Weinstock
Senior Vice President, General Counsel and Secretary

Houston, Texas

April 6, 2023

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION - DATED MARCH 23, 2023.

Page
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT	1
Proposal No. 1 – Election of Directors	6
Committees and Meetings of the Board	11
Board of Directors	14
Audit Committee Report	17
Proposal No. 2 – Ratification of Independent Auditors	19
Proposal No. 3 – Approval of Compensation of our Named Executive Officers	20
Proposal No. 4 – Frequency of Advisory Vote on Named Executive Officer Compensation	23
Proposal No. 5 – Approval of Amendment to Amended and Restated Certificate of Incorporation to Provide for Exculpation of Liability for Officers of the Company	24
Corporate Governance	26
Executive Officers	30
Stock Ownership	34
Compensation Discussion and Analysis	36
Compensation Committee Report on Executive Compensation	53
Executive Compensation	55
Certain Relationships and Related Transactions	71
Director Compensation	72
Stockholder Proposals for the 2024 Annual Meeting	75
Annual Report and Other Matters	75

Appendix I – Amended and Restated Certificate of Incorporation of NOV Inc.	I-1

NOV INC.

10353 Richmond Avenue

Houston, Texas 77042

PROXY STATEMENT

Except as otherwise specifically noted in this Proxy Statement, the “Company,” “we,” “our,” “us,” and similar words in this Proxy Statement refer to NOV Inc.

ANNUAL MEETING:	Date: Wednesday, May 17, 2023
Time: 10:00 a.m. (Houston time)
Place: NOV Inc.
10353 Richmond Ave.
Houston, Texas 77042

AGENDA:	Proposal 1: To elect eight nominees as directors of the Company for a term of one year.

Proposal 2: To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2023.

Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers.

Proposal 4: To recommend a frequency for the advisory vote on named executive officer compensation.

Proposal 5: To approve an amendment and restatement of our Sixth Amended and Restated Certificate of Incorporation to provide for exculpation of liability for officers of the Company.

The Board of Directors recommends that you vote “FOR” the election of the eight nominees for director (Proposal 1), “FOR” the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2023 (Proposal 2), “FOR” the approval of the compensation of our named executive officers (Proposal 3), for the frequency of the advisory vote on named executive officer compensation to be ONE YEAR (Proposal 4), and “FOR” the proposal to approve an amendment and restatement of our Sixth Amended and Restated Certificate of Incorporation to provide for exculpation of liability for officers of the Company (Proposal 5).

RECORD DATE/ WHO CAN VOTE:	All stockholders of record at the close of business on March 20, 2023 (the “Record Date”) are entitled to vote. The only class of securities entitled to vote at the Annual Meeting is NOV Inc. common stock. Holders of NOV Inc. common stock are entitled to one vote per share at the Annual Meeting.

PROXIES SOLICITED BY:	Your vote and proxy is being solicited by the Board of Directors for use at the Annual Meeting. This Proxy Statement and enclosed proxy card is being sent on behalf of the Board of Directors to all stockholders beginning on or about

April 6, 2023. By completing, signing and returning your proxy card, you will authorize the persons named on the proxy card to vote your shares according to your instructions.

PROXIES:	If your properly executed proxy does not indicate how you wish to vote your common stock, the persons named on the proxy card will vote FOR election of the eight nominees for director (Proposal 1), FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for 2023 (Proposal 2), FOR the approval of the compensation of our named executive officers (Proposal 3), for the frequency of the advisory vote on named executive officer compensation to be ONE YEAR (Proposal 4), and FOR the approval of an amendment and restatement of our Sixth Amended and Restated Certificate of Incorporation to provide for exculpation of liability for officers of the Company (Proposal 5).

REVOKING YOUR PROXY:	You can revoke your proxy at any time prior to the time that the vote is taken at the meeting by: (i) filing a written notice revoking your proxy; (ii) filing another proxy bearing a later date; or (iii) casting your vote in person at the Annual Meeting. Your last vote will be the vote that is counted.

QUORUM:	As of March 20, 2023, there were 393,727,525 shares of NOV Inc. common stock issued and outstanding. The holders of these shares have the right to cast one vote for each share held by them. The presence, in person or by proxy, of stockholders entitled to cast at least 196,863,763 votes constitutes a quorum for adopting the proposals at the Annual Meeting. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining a quorum, as will broker non-votes. A broker non-vote occurs when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed them.

VOTE REQUIRED FOR APPROVAL:	For the proposal to elect the eight director nominees (Proposal 1), our bylaws require that each director nominee be elected by the majority of votes cast with respect to such nominee (i.e., the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). For additional information regarding our majority voting policy, see page 6 of the Proxy Statement. With respect to the election of directors, you may vote “for” or “against” each of the nominees for the Board, or you may “abstain” from voting for one or more nominees. If you “abstain” from voting with respect to one or more nominees, your vote will have no effect on the election of such nominees. Brokers are not permitted to vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Broker non-votes will have no effect on the election of the director nominees. Please provide your broker with voting instructions so that your vote can be counted.

Approval of the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2023 (Proposal 2) and the proposal to approve the compensation of our named executive officers (Proposal 3) will require the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or by proxy. An abstention will have the same effect as a vote “against” such proposal. With respect to Proposal 3, brokers are not permitted to vote your shares in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions so that your vote can be counted.

For the frequency of the advisory vote on named executive officer compensation (Proposal 4), stockholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. The choice which receives the highest number of votes will be deemed the choice of the stockholders. With respect to Proposal 4, brokers are not permitted to vote your shares on the frequency of the advisory vote on compensation of our named executive officers in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions so that your vote can be counted.

Approval of the proposal to amend and restate our Sixth Amended and Restated Certificate of Incorporation to provide for exculpation of liability for officers of the Company (Proposal 5) will require the affirmative vote of a majority of the shares of our common stock issued and outstanding as of the record date. An abstention will have the same effect as a vote “against” such proposal. With respect to Proposal 5, brokers are not permitted to vote your shares in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions so that your vote can be counted.

MULTIPLE PROXY CARDS:	If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

HOUSEHOLDING:	The U.S. Securities and Exchange Commission (the “SEC”), has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a copy of these materials, other than the Proxy Card, to those stockholders. This process, which is commonly referred to as “householding,” can mean extra convenience for stockholders, potential benefits to the environment, and cost savings for the Company. Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record. Through householding, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Proxy Cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of Proxy Statements and Annual Reports, or if you hold stock in more than one account and wish to receive only a single copy of the Proxy Statement or Annual Report for your household, please contact Broadridge Householding Department, in writing, at 51 Mercedes Way, Edgewood, New York 11717, or by phone at (866) 540-7095. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you are a beneficial stockholder.

COST OF PROXY SOLICITATION:	We have retained InvestorCom, Inc. to solicit proxies from our stockholders at an estimated fee of $6,500, plus expenses. This fee does not include the costs of preparing, printing, assembling, delivering and mailing the Proxy Statement. The Company will pay for the cost of soliciting proxies. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:	This Proxy Statement, the accompanying notice of annual meeting of stockholders and form of proxy and our 2022 annual report are available via the Internet at:

https://investors.nov.com/sec-filings and at www.proxyvote.com.

Pursuant to SEC rules related to the Internet availability of proxy materials, we have elected to provide access to our proxy materials on the Internet instead of mailing a printed copy of the proxy materials to each stockholder of record. Accordingly, beginning on or about April 6, 2023, we are mailing a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the Record Date (but excluding those stockholders who have previously requested a printed copy of our proxy materials) in lieu of mailing the printed proxy materials. Instructions on how to access the proxy materials via the Internet, on voting shares via the Internet and on how to request a printed or electronic copy of the proxy materials may be found in the Notice. All stockholders will have the option to access our proxy materials on the websites referred to above. Stockholders will not receive printed copies of the proxy materials unless they request (or have previously requested) such form of delivery. Printed copies will be provided upon request at no charge. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email on an ongoing basis. A request to receive proxy materials in printed form by mail or electronically by email will remain in effect until the stockholder terminates such request. Stockholders who do not expect to attend the Annual Meeting are encouraged to vote via the Internet using the instructions on the Notice or, if you received a printed copy of the proxy materials (which includes the proxy card), by signing and returning the proxy card in the pre-paid envelope provided or by voting via the Internet or by phone using the instructions provided on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on Wednesday, May 17, 2023.

The Company’s 2023 Proxy Statement and the Annual Report to Stockholders for the year ended 2022 are also available at: http://www.proxyvote.com

For directions to the Annual Meeting, please contact investor relations at 346-223-3000.

PLEASE VOTE – YOUR VOTE IS IMPORTANT

ELECTION OF DIRECTORS

PROPOSAL NO. 1 ON THE PROXY CARD

Clay C. Williams, Greg L. Armstrong, Marcela E. Donadio, Ben A. Guill, David D. Harrison, Eric L. Mattson, William R. Thomas and Robert S. Welborn are nominees for directors for a one-year term expiring at the Annual Meeting in 2024, or when their successors are elected and qualified. Each of the nominees was elected as a director at the 2022 Annual Meeting. We believe each of the nominees will be able to serve if elected. However, if any nominee is unable to serve, the remaining members of the Board have authority to nominate another person, elect a substitute, or reduce the size of the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board approved the director nominees recommended by the Nominating/Corporate Governance Committee. After consultation with each of Mr. James T. Hackett and Ms. Melody B. Meyer, the Nominating/Corporate Governance Committee made the decision not to re-nominate Mr. Hackett and Ms. Meyer at the Annual Meeting due to their future personal schedules and other time commitments. Their respective terms of office will cease at the 2023 Annual Meeting, absent their earlier death, resignation or removal. The Company appreciates their service on the Board.

Vote Required for Approval

Our Bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). In a contested election (i.e., a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Whether an election is contested or not is determined as of a date that is 14 days in advance of when we file our definitive proxy statement with the SEC. This year’s election was determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws and Corporate Governance Guidelines, each director must submit an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote. In that situation, the Nominating/Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will act on the Nominating/Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the annual meeting, Delaware law provides that the nominee does not serve on the Board as a “holdover director.” All director nominees are currently serving on the Board.

Brokers are not permitted to vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions so that your vote can be counted.

Key Attributes, Experience and Qualifications

The Company believes that each member of its Board of Directors possesses the basic attributes of being a director of the Company, namely having a reputation for integrity, honesty, candor, fairness and discretion. Each director has also become knowledgeable in major aspects of the Company’s business and operations, which has allowed the Board to provide better oversight functions to the Company. The Company considered the foregoing factors in determining that the board member should serve on the Board. The below summarizes the experience and qualifications of our director nominees. For additional information on their skills and other attributes see the skills and experience matrix on page 15.

CLAY C. WILLIAMS, 60

Mr. Williams has been a Director of the Company since November 2013 and Chairman of the Board since May 2014. Mr. Williams has served as the Company’s Chief Executive Officer since February 2014 and as the Company’s President since December 2012. Mr. Williams served as the Company’s Chief Operating Officer from December 2012 until February 2014. Mr. Williams previously served as the Company’s Executive Vice President from February 2009 and as the Company’s Senior Vice President and Chief Financial Officer from March 2005 until December 2012. He served as Varco’s Vice President and Chief Financial Officer from January 2003 until its merger with the Company on March 11, 2005. From May 2002 until January 2003, Mr. Williams served as Varco’s Vice President Finance and Corporate Development. From February 2001 until May 2002, and from February 1997 until February 2000, he served as Varco’s VP-Corporate Development. Mr. Williams also serves as a director of Crestwood Equity Partners L.P. (NYSE: CEQP).

Mr. Williams has been an officer of a publicly traded company since 1997, occupying positions of increasing importance from VP-Corporate Development to Senior VP and CFO, to President and COO, to President and CEO. Mr. Williams has extensive experience with the Company and the oil service industry. Mr. Williams has an MBA degree from the University of Texas at Austin, as well as a Bachelor of Science degree in Civil/Geological Engineering from Princeton University. Mr. Williams has also gained valuable outside board experience from his tenure as a director of Benchmark Electronics, Inc. and Crestwood Equity Partners L.P.

GREG L. ARMSTRONG, 64

Mr. Armstrong has been a Director of the Company since March 2005 and previously served as a Director of Varco from May 20, 2004 until its merger with the Company on March 11, 2005. Mr. Armstrong is a co-founder and retired Chairman and CEO of Plains All American Pipeline, L.P. (NASDAQ: PAA), a publicly traded master limited partnership engaged in the business of marketing, gathering, transporting, terminalling and storing crude oil. Mr. Armstrong retired as CEO of Plains in October 2018 and as Chairman in December 2019 and continues to serve as a member of its board of directors. Mr. Armstrong currently serves as a director of Memorial Hermann Healthcare System and serves on the advisory boards of the Baker Institute at Rice University and Veriten. He is a member of the Advisory Board of the Cox School’s Maguire Energy Institute at Southern Methodist University; and the National Petroleum Council, where he served as Chairman from 2017 to 2019. He previously served as a director in the Federal Reserve System for eleven years, serving the last three years as Chair of The Dallas Fed, completing his term in 2021.

Mr. Armstrong has over 35 years of experience being a certified public accountant (currently inactive) and eight years of experience serving as a chief financial officer. Mr. Armstrong was an officer of a publicly traded energy company from 1981 until 2018, occupying positions of increasing importance ranging from controller, to CFO, to COO and CEO, the latter of which spanned 26 years. Through service in these roles, he gained extensive experience in assessing the risks associated with various energy industry cycles.

MARCELA E. DONADIO, 68

Ms. Donadio has been a Director of the Company since April 2014. She was the Americas Oil & Gas Sector Leader of Ernst & Young LLP, from which she retired in March 2014. Ms. Donadio joined Ernst & Young LLP in 1976, serving since 1989 as audit partner for multiple companies in the oil and gas industry. She held various energy industry leadership positions until being named Americas Oil & Gas Sector Leader in 2007. In that role, she was responsible for one of the firm’s most significant industry groups in the U.S. and throughout the Americas. Ms. Donadio also served as spokesperson of the firm on business and industry issues affecting energy companies, including those relevant to accounting standards. Ms. Donadio also serves as a director of Marathon Oil Corporation (NYSE: MRO), an energy company, Norfolk Southern Corporation (NYSE: NSC), a transportation company, and Freeport-McMoRan (NYSE: FCX), a mining company.

Ms. Donadio has 37 years of audit and public accounting experience with a specialization in domestic and international operations in all segments of the energy industry. Ms. Donadio has in-depth experience on numerous audit engagements of global energy companies conducted in compliance with the Sarbanes-Oxley Act and under the financial reporting requirements of the SEC. Ms. Donadio earned a Bachelor of Science degree in Accounting from Louisiana State University and is a licensed certified public accountant in the State of Texas.

BEN A. GUILL, 72

Mr. Guill has served as a Director of the Company since 1999. He is a Founding Partner of White Deer Energy, a middle market private equity fund focused on energy investments. Until April 2007, he was President of First Reserve Corporation, a corporate manager of private investments focusing on the energy and energy-related sectors, which he joined in September 1998. Prior to joining First Reserve, Mr. Guill was the Managing Director and Co-head of Investment Banking of Simmons & Company International, an investment-banking firm specializing in the oil service industry.

Mr. Guill is a Founding Partner of White Deer Energy, a middle market private equity fund focused on energy investments. Until April 2007, he was President of First Reserve Corporation, a corporate manager of private investments focusing on the energy and energy-related sectors, which he joined in September 1998. Prior to joining First Reserve, Mr. Guill was the Managing Director and Co-head of Investment Banking of Simmons & Company International, an investment-banking firm specializing in the oil service industry.

DAVID D. HARRISON, 75

Mr. Harrison has been a Director of the Company since August 2003. He served as Executive Vice President and Chief Financial Officer of Pentair, Inc., a diversified manufacturer in water technologies and enclosures businesses, from February 2000 until his retirement in February 2007. He also served as Executive Vice President and Chief Financial Officer of Pentair, Inc. from 1994 to 1996. From 1972 through 1994, Mr. Harrison held various domestic and international finance positions with a combination of General Electric and Borg-Warner Chemicals. Mr. Harrison served as a director of Navistar International Corporation until his retirement from the Board in October 2012. Navistar is a holding company whose wholly owned subsidiaries produce International® brand commercial trucks. Mr. Harrison retired as a director of James Hardie Industries (ASX: JHX; NYSE: JHX) in November 2021 after thirteen years of service. James Hardie is a leading fiber cement technology company.

Mr. Harrison has 30 years of experience being a certified management accountant and 15 years of experience serving as a chief financial officer and chief accounting officer of publicly traded companies. Mr. Harrison has 50 years of continuous experience in major domestic and foreign companies in a variety of different industries. Mr. Harrison’s experience outside the energy industry helps provide a different perspective for the Company. He has a bachelor’s degree in accounting and an MBA degree. He has also gained valuable outside board experience from his tenure as a director of Navistar International Corporation and James Hardie Industries, where he served as the Chairman of the Remuneration Committee and Nominations and Governance.

ERIC L. MATTSON, 71

Mr. Mattson has been a Director of the Company since March 2005. Mr. Mattson served as a Director of Varco (and its predecessor, Tuboscope Inc.) from January 1994 until its merger with the Company on March 11, 2005. Mr. Mattson served as the EVP-Finance of Select Energy Services, Inc., a public oil service company located in Houston until his retirement in March 2018. Mr. Mattson also served as Senior Vice President and Chief Financial Officer of VeriCenter, Inc., a private provider of managed hosting services, from 2003 until its acquisition in August 2007. From November 2002 until October 2003, Mr. Mattson worked as an independent consultant. Mr. Mattson was the Chief Financial Officer of Netrail, Inc., a private Internet backbone and broadband service provider, from September 1999 until November 2002. From July 1993 until May 1999, Mr. Mattson served as Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated, a provider of products and services to the oil, gas and process industries. Mr. Mattson also serves as a director of Holly Energy Partners L.P. (NYSE: HEP). Mr. Mattson previously served as a director of Rex Energy Corporation until November 2018.

Mr. Mattson has an MBA degree and 44 years of financial experience, including 25 years as a chief financial officer of four different companies. Mr. Mattson has extensive experience in the oil business, having worked in that industry for over 35 years. He also has extensive mergers and acquisitions experience of over 35 years on a global basis. Mr. Mattson has dealt with all facets of potential risk areas for a global energy service company, as a former chief financial officer of Baker Hughes, and brings that experience and perspective to the Company.

WILLIAM R. THOMAS, 69

Mr. Thomas has been a Director of the Company since November 2015. Mr. Thomas had served as the Non-Executive Chairman of EOG Resources, Inc. from October 2021 until October 2022 (NYSE: EOG). From January 2014 to October 2021, Mr. Thomas served as the Chairman and CEO of EOG. Prior to that, he served as President and Chief Executive Officer from July 2013 through December 2013 and as President from September 2011 to July 2013. Mr. Thomas previously held other leadership positions at EOG, including Senior Executive Vice President, Exploitation and Senior Executive Vice President, Exploration. Mr. Thomas was with EOG and its predecessor companies from 1979 until his retirement, effective October 2021.

Mr. Thomas was the Chief Executive Officer and a director of EOG for over seven years. Through his service at EOG and various leadership positions held with EOG, he has gained valuable knowledge of the oil and gas industry and extensive experience in assessing the risks associated with various energy industry cycles. Mr. Thomas received a Bachelor of Science degree in Geology from Texas A&M University in 1975.

ROBERT S. WELBORN, 50

Mr. Welborn has been a Director of the Company since October 2021. Since December 2021, Mr. Welborn has been serving as the Head of Meta Decision Science for Meta Inc. Prior to that, he was the Head of Programs Data Science, Small Business Group for Meta Inc. where he oversaw the development of solutions used by over 140 million businesses around the world. Before joining Meta Inc. in 2020, he held various positions within General Motors between 2018 and 2020, including Global Chief Data and Analytics Officer and served in several positions of increasing responsibility at USAA between 2009 and 2017, including Chief Data Scientist. From 1996 to 2009, Mr. Welborn was employed at Perot Systems and Wagonhound Investments.

Mr. Welborn currently works as an executive at Meta Inc. and successfully passed the first examination of the Chartered Financial Analyst certification, which largely focused on corporate finance, accounting, debt structure, and risk management. Mr. Welborn holds a Bachelor of Science in Engineering from Texas A&M University and a Master of Business Administration from the University of California, San Diego.

Your Board of Directors recommends that you vote “FOR” the election of the eight nominees for director.

COMMITTEES AND MEETINGS OF THE BOARD

Committees

The Board of Directors appoints committees to help carry out its duties. The Board of Directors has the following standing committees: Audit, Compensation, and Nominating/Corporate Governance. Last year, the Board of Directors met six times and the committees met a total of 14 times. As an employee of the Company, Mr. Williams does not serve on any committees. The following table sets forth the committees of the Board of Directors and their members during 2022, as well as the number of meetings each committee held during 2022:

Committee
Director	Audit	Compensation	Nominating/ Corporate Governance
Clay C. Williams
Greg L. Armstrong			M
Marcela E. Donadio	C
Ben A. Guill		M
James T. Hackett (Lead Director)			M
David D. Harrison	M
Eric L. Mattson		M	M
Melody B. Meyer	M		C
William R. Thomas		C
Robert S. Welborn	M
Number of Meetings Held in 2022	9	3	2
C: Chair M: Member

Assuming that Mr. Greg L. Armstrong is re-elected to serve as a director, the Board currently expects to designate Mr. Armstrong as Lead Director to succeed Mr. Hackett following the Annual Meeting.

Attendance at Meetings

Each incumbent director attended at least 75% of the meetings of the Board and committees of which that director was a serving member.

Audit Committee

Mses. Donadio (Chair) and Meyer and Messrs. Harrison and Welborn and are the current members of the Audit Committee. All members of this committee are “independent” within the meaning of the rules governing audit committees by the New York Stock Exchange, or NYSE.

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	monitor the integrity of the Company’s financial statements, financial reporting processes, systems of internal controls regarding finance, and disclosure controls and procedures;

•

select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company’s independent auditors, and establish the fees and other compensation to be paid to the independent auditors;

•	monitor the independence and performance of the Company’s independent auditors and internal audit function;

•

establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal audit function and the Board of Directors;

•	prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement; and

•	monitor the Company’s compliance with legal and regulatory requirements.

A copy of the Audit Committee Charter is available on the Company’s website, www.nov.com, under the Investors/Corporate Governance section.

Audit Committee Financial Expert/Literate

The Board has determined that all members of the Audit Committee are financially literate and meet the NYSE standard of having accounting or related financial management expertise. In addition, the Board has determined that each of Mses. Donadio (Chair) and Meyer and Mr. Harrison meet the SEC’s criteria of an Audit Committee Financial Expert.

Compensation Committee

Messrs. Thomas (Chair), Guill and Mattson are the current members of the Compensation Committee. All members of the Compensation Committee are independent as defined by the applicable NYSE listing standards.

The Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers;

•	approve and evaluate all compensation of directors and executive officers, including salaries, bonuses, compensation plans, policies and programs of the Company; and

•	administer all plans of the Company under which shares of common stock may be acquired by directors or executive officers of the Company.

A copy of the Compensation Committee Charter is available on the Company’s website, www.nov.com, under the Investors/Corporate Governance section.

Compensation Committee Interlocks and Insider Participation. Each of Messrs. Thomas, Guill and Mattson served on the Compensation Committee during 2022. None of these members is a former or current officer or employee of the Company or any of its subsidiaries, is involved in a relationship requiring disclosure as an interlocking executive officer/director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.

Nominating/Corporate Governance Committee

Ms. Meyer (Chair) and Messrs. Armstrong, Hackett and Mattson are the current members of the Nominating/Corporate Governance Committee. All members of the Nominating/Corporate Governance Committee are independent as defined by the applicable NYSE listing standards. Assuming that Mr. Robert S. Welborn is re-elected to serve as a director, the Nominating and Governance Committee currently expects to designate Mr. Welborn as committee chair to succeed Ms. Meyer following the Annual Meeting.

The Nominating/Corporate Governance Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	ensure that the Board and its committees are appropriately constituted so that the Board and directors may effectively meet their fiduciary obligations to stockholders and the Company;

•	assess the continued service of Board members if material changes to their professional/employment status arise;

•	approve service by a director, the Chief Executive Officer or any other member of senior management on the board of directors of any other public company;

•	identify individuals qualified to become Board members and recommend director nominees to the Board for each annual meeting of stockholders and candidates to fill vacancies in the Board;

•	recommend to the Board annually the directors to be appointed to Board committees;

•	monitor, review, and recommend, when necessary, any changes to the Corporate Governance Guidelines; and

•

monitor and evaluate annually the effectiveness of the Board and management of the Company, including their effectiveness in implementing the policies and principles of the Corporate Governance Guidelines.

A copy of the Nominating/Corporate Governance Committee Charter is available on the Company’s website, www.nov.com, under the Investors/Corporate Governance section.

BOARD OF DIRECTORS

Director Nomination Process and Diversity Considerations

The Nominating/Corporate Governance Committee has the responsibility of identifying candidates for election as directors, reviewing background information relating to candidates for director, and recommending to the Board of Directors nominees for directors to be submitted to stockholders for election. It is the policy of the Nominating/Corporate Governance Committee to consider director candidates recommended by stockholders. Nominees to be evaluated by the Nominating/Corporate Governance Committee are selected by the Nominating/Corporate Governance Committee from candidates recommended by multiple sources, including, candidates recommended to the Board by third parties, candidates identified by independent search firms (which firms may be paid by the Company for their services), other directors, management and stockholders, all of whom will be evaluated based on the same criteria. As of March 20, 2023, we had not received any recommendations from stockholders for potential director candidates. All of the current nominees for director are standing members of the Board that are proposed by the entire Board for re-election. Written suggestions for nominees should be addressed to: Craig L. Weinstock, Secretary, NOV Inc., 10353 Richmond Avenue, Houston, Texas 77042.

The Board of Directors believes that nominees should reflect the following characteristics:

•	have a reputation for integrity, honesty, candor, fairness and discretion;

•	be knowledgeable, or willing to become so quickly, in the critical aspects of the Company’s businesses and operations;

•	be experienced and skillful in serving as a competent overseer of, and trusted advisor to, the senior management of at least one substantial enterprise; and

•	have a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the full scope of the Company’s operations and interests.

The Board values diversity and seeks to achieve a mix of directors that represents a diversity of viewpoints, backgrounds and experiences. The Board considers diversity in a variety of different ways and in a fairly expansive manner when identifying nominees for director. In evaluating the overall qualifications of a prospective nominee, the Nominating/Corporate Governance Committee and Board will take into account the individual’s professional experience, including experience in the oil and gas industry, education, skills, gender, race and other qualities and attributes that contribute to board heterogeneity.

The Nominating/Corporate Governance Committee reviews Board composition annually to ensure that the Board reflects the knowledge, experience, skills, expertise, and diversity required for the Board to fulfill its duties. If and when the need arises for the Company to add a new director to the Board, the Nominating/Corporate Governance Committee will take every reasonable step to ensure that diverse candidates (including, women and other diverse candidates) are in the pool from which nominees are chosen and strive to obtain diverse candidates by searching in traditional corporate environments, as well as government, academia, and non-profit organizations.

Director Commitment Policy

Directors are expected to devote sufficient time to fulfill their responsibilities as directors of the Company. Accordingly, unless approved by the Board, a director may serve on the board of other public companies but shall limit such service to no more than four (4) boards of directors, including the Company’s Board (excluding private companies and other non-public companies). The Board retains the discretion to retain, appoint or nominate for election candidates who sit on more than four (4) other public company boards of directors if the Board considers the addition of such candidate to the Board to be in the best interests of the Company and its stockholders. Directors shall seek approval from the Nominating/Corporate Governance Committee prior to joining the board of any other public company. Directors are not qualified for service on the Board unless they are able to make a commitment to prepare for, and attend, meetings of the Board and its committees on a reasonably regular basis.

Under the policy, the Nominating/Corporate Governance Committee Conduct shall conduct an annual assessment of each Director to determine if he or she devoted sufficient time to the affairs of the Company necessary to carry out the responsibilities of a Director and affirm that all directors are compliant with the Company’s policy concerning other public company directorships as set forth in the Company’s Corporate Governance Guidelines. The Nominating/Corporate Governance Committee shall consider the number of other public company boards on which a Director is a member and shall consider whether that Director’s membership on such other board(s) is, or has the potential to be, in conflict with the duties of membership of the Board. In November 2022, the Nominating/Corporate Governance Committee conducted an assessment of each director’s outside board directorships and evaluated each director’s service to the Company and determined that each of the Company’s directors is currently in compliance with the Company’s Director Commitment Policy.

The following are some of the key skills and experience, as well as background details of our Director nominees.

Skills & Experience	Greg Armstrong	Marcela Donadio	Ben Guill	David Harrison	Eric Mattson	William Thomas	Robert Welborn	Clay Williams
Operations	✓			✓		✓	✓	✓
International business		✓		✓	✓	✓		✓
Risk management	✓	✓	✓	✓	✓	✓	✓	✓
Financial expertise/literacy	✓	✓	✓	✓	✓	✓	✓	✓
Strategic planning	✓	✓	✓	✓	✓	✓	✓	✓
Oil & gas industry	✓	✓	✓		✓	✓		✓
Engineering/technology				✓	✓	✓	✓	✓
Sales/marketing	✓			✓	✓	✓	✓

Age	64	68	72	75	71	70	50	60
Gender	Male	Female	Male	Male	Male	Male	Male	Male
Race	White	Hispanic	White	White	White	White	Hispanic	White
Year joined Board	2005	2014	1999	2003	2005	2015	2021	2013
Independent	✓	✓	✓	✓	✓	✓	✓

Nominations of persons for election to the Board of Directors may be made at an annual or special meeting of stockholders by any stockholder entitled to vote for the election of directors at the meeting, who complies with the notice procedures set forth in Article II, Section 9 of our Amended and Restated Bylaws dated as of February 24, 2023 (the “Bylaws”), and who is a stockholder of record both at the time of the giving of notice provided for in Article II, Section 9 of the Bylaws and at the time of the meeting. Such nominations shall be made pursuant to timely notice in writing to our Secretary. To be timely under Article II, Section 9 of the Bylaws, a stockholder’s notice must be delivered to and received by our Secretary at our principal executive offices by hand or by certified or registered mail, return receipt requested: (i) with respect to an election to be held at an annual meeting of stockholders, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date on which we released our proxy materials for the preceding year’s annual meeting; provided, however, that in the event the annual meeting of stockholders is to be held more than thirty (30) days before or more than thirty (30) days after the first anniversary of the date of the preceding year’s annual meeting, not less than one hundred twenty (120) days prior to the date of such annual meeting or the tenth (10th) day following the public announcement of the date of such annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders, other than a request of a stockholder or stockholders pursuant to Article II, Section 4 of the Bylaws requesting that a special meeting be called to elect Directors pursuant to the requirements of that section, not later than the close of business on the tenth (10th) day following the first public announcement of the date of such special meeting. In no event shall any adjournment, rescheduling or postponement of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Article II, Section 9 of the Bylaws prescribes specific information that must be included in a stockholder’s notice, eligibility requirements for the proposed nominee and other requirements for a valid nomination. With respect to our annual meeting of stockholders for 2024, a stockholder’s notice to nominate a person for election as director must be received no earlier than November 8, 2023 and no later than December 8, 2023. Article II, Section 10 of the Bylaws prescribes the procedures and requirements for inclusion of a stockholder nominee in our proxy materials. In addition to satisfying the foregoing requirements under our Bylaws, stockholders who utilize the universal proxy rules must also meet the requirements of Rule 14a-9 under the Exchange Act of 1934, as amended, and provide certain information as set forth in our Bylaws.

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic combined and separate meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

In this context, during the quarterly in person and virtual meetings of the committee, the Audit Committee meets separately in executive session with the Internal Audit Vice President, the Chief Compliance Officer, the Senior Vice President and General Counsel, the Senior Vice President and Chief Financial Officer and the independent audit partner, without other management being present. The Audit Committee Chair receives regular reports of any “hotline” activity from the Internal Audit Vice President and/or Chief Compliance Officer.

The Audit Committee reviewed and discussed with senior management the audited financial statements included in the Company’s 2022 annual report on Form 10-K. Management has confirmed to the Audit Committee that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States (“GAAP”).

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has appointed Ernst & Young LLP as the Company’s independent external auditor for fiscal year 2022. The Audit Committee pre-approves the audit fees for all audit services provided by Ernst & Young LLP.

The Audit Committee discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed under the applicable rules of the Public Company Accounting Oversight Board (“PCAOB”), which require independent auditors to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process. Among the matters to be communicated to the audit committee are: (1) methods used to account for significant unusual transactions; (2) the effect of critical and significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; (4) critical audit matters which were material and involved especially challenging, subjective or complex judgements; and (5) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements. In addition, the Audit Committee reviewed with Ernst & Young LLP their judgment as to the quality, not just the acceptability, of the Company’s accounting principles.

The Audit Committee has received the applicable written disclosures and letter from Ernst & Young LLP under the requirements of the PCAOB, regarding Ernst & Young LLP’s communication with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2022 annual report on Form 10-K.

Notwithstanding the foregoing, the Audit Committee’s charter clarifies that it is not the Audit Committee’s duty to conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of financial statements in accordance with GAAP. Management is also responsible for assuring compliance with laws and regulations and the Company’s corporate policies, subject to the Audit Committee’s oversight in the areas covered by the Audit Committee’s charter. The independent auditors are responsible for expressing opinions on those financial statements and on the effectiveness of the Company’s internal control over financial reporting.

Members of the Audit Committee

Marcela E. Donadio, Committee Chair

David D. Harrison

Melody B. Meyer

Robert S. Welborn

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

PROPOSAL NO. 2 ON THE PROXY CARD

Information Regarding our Independent Auditors

The Audit Committee of the Board of Directors has reappointed Ernst & Young LLP as independent auditors of the Company for 2023. Stockholders are being asked to vote upon the ratification of the appointment. We expect representatives of Ernst & Young LLP to attend the Annual Meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.

Vote Required for Approval

The proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2023 will require approval of a majority of the shares of our common stock entitled to vote and present in person or by proxy. In accordance with NYSE rules, a proposal to ratify independent auditors is considered to be a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions within the time period specified in the voting instructions submitted by such brokerage firms. Abstentions, which will be counted as votes present for the purpose of determining a quorum, will have the effect of a vote against the proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them for the ratification of the appointment of Ernst & Young LLP as independent auditors. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the proposal will in no way limit the Audit Committee’s ability to terminate or otherwise change the engagement of Ernst & Young LLP for 2023.

Audit Fees

The Audit Committee pre-approves all services provided by the Company’s independent auditors to the Company and its subsidiaries. Consideration and approval of such services generally occurs in the regularly scheduled quarterly meetings of the Audit Committee. The Audit Committee has delegated the Audit Committee Chair to pre-approve allowed non-audit services, subject to review by the full committee at the next regularly scheduled meeting. The Audit Committee has considered whether the provision of all services other than those rendered for the audit of the Company’s financial statements is compatible with maintaining Ernst & Young LLP’s independence and has concluded that their independence is not compromised.

The following table sets forth Ernst & Young LLP’s fees for services rendered during 2022 and 2021. All services provided by Ernst & Young LLP were pre-approved by the Audit Committee.

	2022	2021

	(in thousands)
Audit Fees	$8,738	$8,657
Audit Related Fees	—	$10
Tax Fees(1)	$2,681	$4,962
All Other Fees	$13	$15
Total	$11,432	$13,644

(1)	Consists primarily of fees for compliance, planning and advice with respect to various domestic and foreign corporate tax matters.

Your Board of Directors recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP.

APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 3 ON THE PROXY CARD

A proposal will be presented at the meeting asking stockholders to approve on an advisory basis the compensation of the Company’s named executive officers as described in this proxy statement.

Why You Should Approve our Executive Compensation Program

The Company’s compensation philosophy is designed to attract and retain executive talent and emphasize pay for performance, including the creation of stockholder value and when required, the reduction in costs as needed to preserve shareholder value. The Company encourages its stockholders to read the Executive Compensation section of this Proxy Statement, including the compensation tables, as well as the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement, for a more detailed discussion of our compensation programs and policies. The Company believes its compensation programs and policies are appropriate and effective in implementing its compensation philosophy and in achieving its goals, and that they are aligned with stockholder interests and worthy of continued stockholder support.

In the past, our stockholders have overwhelmingly approved the compensation of our named executive officers. In May 2022, our stockholders approved, on an advisory basis, the compensation of our named executive officers with more than 98% of stockholder votes cast voted in favor of our say-on-pay resolution. We believe this strong result indicates general approval from our stockholders of the Company’s existing approach to its compensation programs and policies.

We believe that stockholders should consider the following in determining whether to approve this proposal:

Annual and Long-Term Performance-Based Compensation

•

Annual Incentive Plan awards are aligned with our performance: The Company’s Annual Incentive Plan is primarily designed to incentivize near term-generation of Adjusted EBITDA (as defined on page 45), a measure of profitability, and improvement in working capital efficiency, both of which play a role the generation of free cash flow. Additionally, the Company introduced a metric in 2022 focused on growing our energy transition offerings. The Company’s 2022 performance on Adjusted EBITDA exceed expectations, resulting in an above target payout.

•

Long-term incentives linked to shareholder value: Long-term incentives comprise the largest portion of pay for our named executive officers. The Company’s long-term incentive awards consist of stock options, restricted stock and performance share awards (as used herein, the terms “performance awards” and “performance share awards” shall have the same meaning), which reward the named executive officers for financial returns, absolute stock price appreciation, and relative shareholder return performance. Performance share awards are tied to the Company improving its absolute return on capital and outperforming other oilfield service stocks.

•

Minimum three-year vesting for equity awards: One material concern of our Board has been retention of strong management, as the Company has navigated a challenging market environment. The Company’s compensation program is designed to enhance retention of key management through a three-year vesting of equity awards.

•	New Safety Measure: In 2023, the Company introduced a new safety measure to its annual incentive plan design tied to meeting quantitative targets and proactive safety objectives.

Summary of Good Governance and Risk Mitigating Factors

•	Limited Bonus Payouts: Bonus awards cannot exceed 200% of target, thus capping payouts for short-term performance.

•	Balanced Pay Mix: The mix of pay is balanced between annual and long-term compensation.

•	Multiple Year Vesting of Long-Term Incentives: Long-term incentive awards do not vest in their entirety until three years after the grant.

•

Performance-Based CEO Pay: CEO base salary level has generally been below the competitive peer median with more significant weighting on performance-based pay. The CEO’s bonus is entirely formulaic, based on the Company’s financial performance against a budget target approved by the Board. The budget typically requires management execute cost reductions in years in which it faces challenging market conditions, such as 2020 and 2021. The CEO’s equity awards are weighted by value 50% in performance awards, 25% in options and 25% in restricted stock. Additionally, the CEO (Mr. Clay C. Williams) has voluntarily reduced his base salary in challenging times (3 of the past 8 years) to help set a tone regarding cost management.

•

Adoption of Executive Stock Ownership Guidelines: The Company has stock ownership guidelines for executive officers that help align the interests of the Company’s executive officers and the Company’s stockholders by requiring executives to accumulate and retain a meaningful level of the Company’s stock.

•

Clawback Policy: Awards of long-term equity compensation and compensation under the Company’s annual cash incentive plan can be recouped by the Compensation Committee if it determines that the recipient of such award has engaged in material misconduct that requires the Company to make a restatement of its reported financial statements.

•

Returns Focused Incentives: The performance measures for the Company’s Annual Incentive Plan (i.e., Adjusted EBITDA with a working capital modifier) encourage the reduction of costs and inventory levels and the improvement of cash flow and working capital. Additionally, the long-term incentive includes a value-creation metric aligned with generating financial returns above the cost of capital, thereby encouraging the prudent deployment of capital over the long term.

The Company’s compensation program for its named executive officers has been thoughtfully designed to support the Company’s long-term business strategies and drive creation of stockholder value. During challenging market conditions such as those experienced over the past few years, the program is designed to incentivize proactive measures to reduce operating costs, such as workforce reductions and facility consolidation and closures. The program does not encourage excessive risk-taking by management. Nor does it encourage sacrificing longer-term investments that will create shareholder value over a long-term horizon. It strikes a balance of incentivizing necessary short-term tactical measures with the continued cultivation of longer-term corporate opportunities. It is aligned with the competitive market for talent, and highly sensitive to Company performance. The Company believes its program delivers reasonable pay that is strongly linked to Company performance over time.

The following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers listed in the 2023 Summary Compensation Table included in the proxy statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the section entitled “Executive Compensation”, including the compensation tables and other narrative executive compensation disclosures set forth under that section, as well as the section in the proxy statement entitled “Compensation Discussion and Analysis”.”

This advisory vote on the compensation of the Company’s named executive officers gives stockholders another mechanism to convey their views about the Company’s compensation programs and policies. Although your vote on executive compensation is not binding on the Company, the Board values the views of stockholders. The Board and Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

Your Board of Directors recommends that you vote “FOR” the proposal to approve the compensation of our named executive officers.

FREQUENCY OF ADVISORY VOTE ON

NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL NO. 4 ON THE PROXY CARD

In Proposal No. 4, stockholders are being asked to cast a non-binding advisory vote with respect to the compensation of the Company’s named executive officers named in the Summary Compensation Table. This advisory vote is typically referred to as a “say-on-pay” vote. In this proposal, the Board of Directors is also asking stockholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future. Stockholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may abstain from casting a vote.

The following resolution will be submitted for a stockholder vote at the 2023 annual meeting:

“RESOLVED, that the option of once every year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold an advisory vote on the compensation of the Company’s named executive officers listed in the annual proxy statement.”

This advisory vote is not binding on the Board. The Board acknowledges that there are a number of points of view regarding the relative benefits of annual and less frequent say-on-pay votes. Accordingly, the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support.

Your Board of Directors recommends that you vote for the frequency of the advisory vote on named executive officers compensation to be ONE YEAR.

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO PROVIDE FOR

EXCULPATION OF LIABILITY FOR OFFICERS OF THE COMPANY

PROPOSAL NO. 5 ON THE PROXY CARD

The Board of Directors has approved and recommends your approval of an amendment and restatement of (the “Charter Amendment”) our Sixth Amended and Restated Certificate of Incorporation (the “Charter”) to provide for exculpation of liability for officers of the Company for certain breaches of fiduciary duties, similar to the protections currently available for directors of the Company. A copy of the amended and restated charter, as proposed to be adopted, is attached hereto as Appendix I.

The proposed Charter Amendment would amend and restate Part I of the Sixth Article of the Charter to read in its entirety as follows:

SIXTH: ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS AND OFFICERS AND INDEMNIFICATION

I.	ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the General Corporation Law of the State of Delaware, directors and officers (as defined in Section 102(b)(7) of the General Corporation Law of the State of Delaware, the “Officers”) of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except that this Article Sixth shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the General Corporation Law of the State of Delaware, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the Corporation. Any amendment or repeal of this Part I of this Article Sixth shall be prospective only, and neither the amendment nor repeal of this Part I of this Article Sixth shall eliminate or reduce the effect of this Part I of this Article Sixth in respect to any matter occurring, or any cause of action, suit or claim that, but for this Part I of this Article Sixth would accrue or arise, prior to such amendment or repeal. If the Delaware General Corporation Law hereafter is amended to authorize corporate action further eliminating or limiting the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

Purpose of the Charter Amendment

Effective August 1, 2022, Delaware has adopted amendments to Section 102(b)(7) of the Delaware General Corporation Law (the “Section 102(b)(7) Amendment”) to allow Delaware corporations to exculpate its officers from personal liability for monetary damages for breach of fiduciary duty as an officer. Prior to the Section 102(b)(7) Amendment, Delaware law has permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders. Our Board desires to amend the Charter to maintain provisions consistent with the Section 102(b)(7) Amendment and believes the Charter Amendment, adding the authorized liability protection for certain officers, consistent with the protection currently afforded in the Charter our directors, is necessary in order to continue to attract and retain experienced and qualified officers. The Charter Amendment would allow for the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. The Charter Amendment may also help the Company avoid rising litigation and insurance costs from such claims. As is currently the case with directors under our Charter, the Charter Amendment would not limit the liability of officers for: any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.

Effectiveness of the Charter Amendment

If the Charter Amendment is approved by the stockholders at the Annual Meeting, it will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware. In accordance with the Delaware General Corporation Law, however, our board of directors may elect to abandon the Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Charter Amendment.

Board Approval and Vote Required

In March 2023, our Board authorized and approved the Charter Amendment and directed that the Charter Amendment be considered at the Annual Meeting. Under the Delaware General Corporation Law, we are required to obtain the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock as of the record date in order to approve the Charter Amendment. Our Board determined that the Charter Amendment is advisable and in the best interest of the Company and our stockholders and recommends that our stockholders approve the Charter Amendment.

Your Board of Directors recommends that you vote “FOR” the proposal to approve the amendment and restatement of our Sixth Amended and Restated Certificate of Incorporation to provide for exculpation of liability for officers.

CORPORATE GOVERNANCE

NOV Inc.’s Board of Directors is committed to promoting transparency in reporting material information about the Company and compliance with the purposes as well as the literal requirements of applicable laws, rules and regulations. NOV Inc.’s Board of Directors is also committed to promoting conduct that conforms to corporate governance standards that substantially exceed minimum acceptable corporate governance standards. The Board of Directors adopted Corporate Governance Guidelines which established provisions for the Board’s composition and function, Board committees and committee membership, evaluation of director independence, the roles of the Chairman of the Board, the Chief Executive Officer and the Lead Director, the evaluation of the Chief Executive Officer, regular meetings of non-employee directors, board conduct and review, selection and orientation of directors, director compensation, access to management and independent advisors, and annual review of the Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines is available on the Company’s website, www.nov.com, under the Investors/Corporate Governance section. The Company will furnish print copies of the Corporate Governance Guidelines, as well as its Committee charters, to interested stockholders without charge, upon request. Written requests for such copies should be addressed to: Craig L. Weinstock, Secretary, NOV Inc., 10353 Richmond Avenue, Houston, Texas 77042.

Director Independence

The Corporate Governance Guidelines address, among other things, standards for evaluating the independence of the Company’s directors. The Board undertakes an annual review of director independence and considers transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company and its affiliates, including those reported under “Certain Relationships and Related Transactions” in this Proxy Statement. As a result of this annual review, the Board affirmatively determined that a majority of the members of the Board of Directors are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines. The following directors were affirmed as independent: Greg L. Armstrong, Marcela E. Donadio, Ben A. Guill, James T. Hackett, David D. Harrison, Eric L. Mattson, Melody B. Meyer, William R. Thomas and Robert S. Welborn.

Board Leadership

Currently, the roles of Chairman of the Board and Chief Executive Officer are combined at the Company. The Company believes that effective corporate governance, including the independent oversight of management, does not require that the Chairman of the Board be an independent director or that the offices of Chairman and Chief Executive Officer be separated. The Company believes that its stockholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time.

The Board believes that our current Chief Executive Officer is best situated to serve as Chairman because Mr. Williams is the director most familiar with our business and most capable of effectively identifying strategic priorities and leading the discussion and execution of our strategy. The Board also believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board.

To assist with providing independent oversight of management and the Company’s strategy, the non-employee members of the Board of Directors have appointed an independent director, as Lead Director, Mr. James T. Hackett. The Lead Director is responsible for: (1) developing the agenda for, and presiding over the executive sessions of, the Board’s non-management directors, (2) facilitating communications between the Chairman of the Board and other members of the Board, (3) coordinating, with the Chairman, the assessment of the committee structure, organization, and charters, and evaluating the need for any changes, (4) acting as principal liaison between the non-management directors and the Chief Executive Officer on matters dealt with in executive session, and (5) assuming such further tasks as the independent directors may determine.

The Board also holds executive sessions on a quarterly basis at which only non-employee directors are present. In addition, the committees of the Board provide independent oversight of management. Each of the committees of the Board is composed entirely of independent directors.

The Board has concluded that the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described above, is in the best interest of stockholders because it provides an appropriate balance between our Chairman’s ability to lead the Board and the Company and the ability of our independent directors, under the leadership of our Lead Director, to provide independent objective oversight of our management.

Board Role in Risk Oversight

The Board of Directors and its committees help conduct certain risk oversight functions for the Company. The Board is periodically advised on the status of various factors that could impact the business and operating results of the Company, including oil and gas prices, the Company’s backlog for capital equipment, and a variety of other risk factors, some of which are listed below, which may impact the Company’s performance. The full Board is also responsible for reviewing the Company’s strategy, business plan, and capital expenditure budget at least annually. The full Board also oversees and monitors the Company’s policies and practices with respect to overall enterprise risk management including, any mission critical risks related to product and technology development, product safety and quality, human rights (including matters related to compliance with modern slavery and human trafficking laws and regulations), geopolitical developments, environmental stewardship, employee health and safety, energy transition, political contributions, data integrity and cybersecurity, (e.g. data privacy, business continuity, information security, etc.), and other mission critical risks as they are identified from time to time. The full Board also monitors the Company’s people-related strategies, programs and initiatives, including such matters related to recruitment, retention, engagement, talent management and development, pay equity, and diversity, equity, and inclusion. Through such oversight, the Board is able to promote management’s handling of mission critical risks and identifying and implementing mitigating actions.

The Audit Committee serves an important role in providing risk oversight, as further detailed in its charter. One of the Audit Committee’s primary duties and responsibilities is to monitor the integrity of the Company’s financial statements, financial reporting processes, systems of internal controls regarding finance, and disclosure controls and procedures. The Audit Committee is also responsible for establishing procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls, disclosure, auditing or other matters , and providing an avenue of communication among the independent auditors, management, the internal audit function, and the Board. In addition, the Audit Committee monitors the Company’s compliance with legal and regulatory requirements. The Company considers the Audit Committee an important part of the risk management oversight process, and senior management works closely with the Audit Committee on these matters in managing material risks to the Company.

The other committees of the Board also assist in the risk oversight function. The Nominating/Corporate Governance Committee is responsible for ensuring that the Board and its committees are appropriately constituted so that the Board and its directors may effectively meet their fiduciary obligations to stockholders and the Company. The Nominating/Corporate Governance Committee is also responsible for monitoring and evaluating on an annual basis the effectiveness of the Board and management of the Company, including their effectiveness in implementing the policies and principles of the Corporate Governance Guidelines. The Compensation Committee is responsible for compensation of the Company’s directors and executive officers. The Compensation Committee also oversees the Incentive Compensation Plan for employee bonuses as an employee retention tool. The Nominating/Corporate Governance Committee also oversees succession planning to ameliorate succession risk. These various responsibilities of these committees allow them to work with the Company to make sure these areas do not pose undue risks to the Company.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, the Company, the Compensation Committee and the Compensation Committee’s independent compensation consultant assess the Company’s executive and broad-based compensation programs on an annual basis and have concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed all material compensation programs, and the Compensation Committee focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

During such review, the Compensation Committee noted that the variable forms of compensation, namely the annual cash incentive program and long-term equity incentives, have structural limitations and other mitigating controls which are designed to prevent the Company from being exposed to unexpected or unbudgeted compensation cost. For example, bonus payments to an executive under the annual cash incentive program are capped at a defined percentage of the executive’s base salary, and the number of shares of restricted stock and stock options granted under the Company’s long-term equity incentive plan are fixed amounts of shares.

After such review and assessment, the Company, the Compensation Committee and the Compensation Committee’s consultant believe that the Company’s compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. The Company and the Compensation Committee also believe that the Company’s incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to each director, officer, employee and certain consultants of the Company and its subsidiaries. The policy prohibits each director, officer, employee and certain consultants from engaging in all hedging or monetization transactions, such as prepaid variable forwards, equity swaps, collars and exchange funds.

Policies on Business Ethics and Conduct

The Company has a long-standing Business Ethics Policy. In April 2003, the Board adopted the Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers and the Code of Ethics for Senior Financial Officers. These codes are designed to focus the Board and management on areas of ethical risk, provide guidance to personnel to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help to foster a culture of honesty and accountability. As set forth in the Corporate Governance Guidelines, the Board may not waive the application of the Company’s policies on business ethics and conduct for any director or executive officer. The Company has a robust training program for employees on its Code of Conduct, which includes a required online training course. Copies of the Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers and the Code of Ethics for Senior Financial Officers, as well as the code of conduct applicable to employees of the Company, are available on the Company’s website, www.nov.com, under the Investors/Corporate Governance/Conduct and Ethics section. The Company will furnish print copies of these codes to interested stockholders without charge, upon request. Written requests for such copies should be addressed to: Craig L. Weinstock, Secretary, NOV Inc., 10353 Richmond Avenue, Houston, Texas 77042.

Corporate, Social and Environmental Responsibility

The Company’s approach to corporate, social and environmental responsibility revolves around protecting the health and safety of our employees, maintaining a diverse and inclusive environment, defending human rights across the globe, reducing the environmental footprint of our products, and improving our processes and technologies. We continuously strive to align our business strategies with our mission to support our environment, and stakeholders, including employees, customers, and communities.

In 2023, the Company will publish its most recent sustainability report detailing its Environmental, Social, and Governance (“ESG”) approach. We encourage you to read our latest Sustainability Report available on the Company’s website at: www.nov.com/sustainability.

Governance Hotline and Communications with Directors

The Company has established a hotline for any parties with an interest in the Company including, but not limited to employees and investors, to communicate with the Company’s non-management directors. Such communication, including complaints and concerns, can be reported confidentially and anonymously, where allowed by local law, via phone, email or mail to the contact information below. This hotline is part of the procedures established by the Company’s Audit Committee for the receipt, retention, and treatment of complaints received by the Company, in accordance with SEC regulation. Parties wishing to communicate with our non-employee directors may do so by calling 1-800-676-4380. This procedure is described on the Company’s website, www.nov.com, in the Investors/Corporate Governance/Conduct and Ethics section. Calls to this number will be answered by an independent, automated system 24 hours a day, 365 days a year.

Parties wishing to send written communications to the Board, other than sales-related communications, should send a letter addressed to the member or members of the Board to whom the communication is directed, care of the Secretary, NOV Inc., 10353 Richmond Avenue, Houston, Texas, 77042. All such communications will be forwarded to the Board member or members specified.

Director Attendance at Annual Meetings

The Company does not have a formal policy with respect to director attendance at annual stockholder meetings. In 2022, all members of the Board were in attendance at the annual meeting.

NYSE Corporate Governance Matters

As a listed company with the NYSE, our Chief Executive Officer, as required under Section 303A.12(a) of the NYSE Listed Company Manual, must certify to the NYSE each year whether or not he is aware of any violation by the Company of NYSE Corporate Governance listing standards as of the date of the certification. On June 21, 2022, the Company’s Chief Executive Officer submitted such a certification to the NYSE which stated that he was not aware of any violation by the Company of the NYSE Corporate Governance listing standards.

On February 14, 2023, the Company filed its 2022 Form 10-K with the SEC, which included as Exhibits 31.1 and 31.2 the Chief Executive Officer and Chief Financial Officer certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.

EXECUTIVE OFFICERS

The following persons constitute our current named executive officers. The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors. None of the executive officers, directors, or nominees for director has any family relationships with each other. Information regarding our current executive officers is below:

CLAY C. WILLIAMS, 60

For a detailed description of Mr. Williams’ background, please refer to page 7.
JOSE A. BAYARDO, 51
Mr. Bayardo has served as the Company’s Senior Vice President and Chief Financial Officer since August 2015. Prior to joining the Company in 2015, Mr. Bayardo served as Senior Vice President, Resource and Business Development at Continental Resources, Inc. and spent nine years serving in various roles at Complete Production Services, Inc. including Senior Vice President, Chief Financial Officer and Treasurer. Prior to joining Complete Production Services, Mr. Bayardo was an investment banker with J.P. Morgan. Mr. Bayardo holds a Bachelor of Science in Chemical Engineering from the University of Texas at Austin, a Master of Engineering Management from the McCormick School of Engineering at Northwestern University and a Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University. Mr. Bayardo also serves as a director of Louisiana-Pacific Corporation (NYSE: LPX).

ISAAC H. JOSEPH, 66

Mr. Joseph has served as the President of Wellbore Technologies since June 2016. Prior to that, Mr. Joseph was the President of the Tuboscope business unit from 2005 until 2014, where he led a global team of more than 6,500 employees. Mr. Joseph joined the Company through the merger of National Oilwell and Varco. In 2002, Tuboscope acquired ICO and Mr. Joseph was named Vice President, Western Hemisphere. From 1998 to 2002, Mr. Joseph was the President ICO Worldwide, which was acquired by Tuboscope in 2002. Mr. Jospeh joined ICO Worldwide in 1995, was promoted to Senior Vice President of Sales and named President in 1998. Mr. Joseph worked in various positions from 1982 to 1995 in sales, operations and sales management roles for Plastic Applicators and Tuboscope Vetco International. Mr. Joseph began his oil & gas career with Tennessee Gas Pipeline. Mr. Joseph graduated from the University of Southwestern Louisiana, obtaining a Bachelor’s degree in business management.
JOSEPH W. ROVIG, 62
Mr. Rovig has served as the President of Rig Technologies since March 2014. Mr. Rovig has also served as Group Vice President of Global Operations, Vice President of the Eastern Hemisphere, Director of Service and Repair and Senior Vice President of the Offshore Drilling Equipment group within the Company’s Rig Technologies division. Prior to joining the Company, he worked for two drilling contractors in various positions, both domestically and internationally. Mr. Rovig’s internationally-based positions cover twenty years of experience with multiple locations in Asia and Europe.

KIRK M. SHELTON, 65

Mr. Shelton has served as the President of the Completion and Production Solutions segment since March 2014. Prior to this role, he served as President of the Mission business unit from 2007 until 2014, when it became part of the Completions and Production Solutions segment. Before becoming the President of this group, he served as Vice President of Sales and Operations from 2000 to 2007. In prior years he worked in various roles in sales, operations, and management. Mr. Shelton started his career in 1980 working for TRW Mission, which ultimately became part of NOV in 1997. Mr. Shelton graduated from East Central University, obtaining a Bachelors degree in Management with background in Marketing.

The Company’s other executive officers are Craig L. Weinstock, Senior Vice President, General Counsel and Secretary and Christy H. Novak, Vice President, Corporate Controller and Chief Accounting Officer.

CRAIG L. WEINSTOCK, 64
Mr. Weinstock has served as the Company’s Senior Vice President, Secretary and General Counsel since October 2014. Prior to his promotion, Mr. Weinstock served as the Company’s Chief Compliance Officer. Before joining the Company in October 2013, he practiced law at Locke Lord, LLP in Texas for 29 years counseling corporate boards and independent directors regarding governance, securities and compliance matters. While practicing with Locke Lord, Mr. Weinstock worked on behalf of the Company on a variety of matters. Mr. Weinstock holds a Bachelor of Arts from the State University of New York and a J.D. from Vanderbilt Law School.

CHRISTY H. NOVAK, 50

Ms. Novak has served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer since November 2021. Prior to her promotion, Ms. Novak served as the Company’s Vice President of Accounting Systems since 2020. From 2013 to 2020, she served as the Vice President of Finance for the Company’s Rig Technologies operating segment. Since joining the Company in 2005, Ms. Novak has advanced through several positions of increasing responsibility and has successfully led initiatives to strengthen and streamline the accounting function and develop talent within the finance organization. Prior to joining the Company, she spent nearly 10 years in public accounting with Ernst & Young where she served various audit clients in the manufacturing and energy industries. Ms. Novak graduated from Texas A&M University with a BBA in Accounting and is a Certified Public Accountant.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

Based on information filed with the SEC as of the most recent practicable date, this table shows the number and percentage of shares beneficially owned by owners of more than five percent of the outstanding shares of the common stock of the Company at December 31, 2022 (except where noted below). Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole investment power with respect to all shares beneficially owned by that holder. The number and percentage of shares of common stock beneficially owned is based on 393,727,525 shares outstanding as of March 20, 2023.

5% Owners	Number of Shares	Percent of Class
The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	39,285,890	10.00%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	37,463,356	9.50%
First Eagle Investment Management, LLC (3) 1345 Avenue of the Americas New York, NY 10105	37,173,025	9.46%
Pzena Investment Management, LLC (4) 320 Park Avenue, 8th Floor New York, NY 10022	29,568,913	7.52%

(1)

Shares owned at December 31, 2022, as reflected in Amendment No. 11 to the Schedule 13G filed with the SEC on February 10, 2023 by The Vanguard Group. The Vanguard Group has shared voting power with respect to 138,866 shares, sole voting power with respect to 38,794,490 shares, and shared dispositive power with respect to 491,400 shares.

(2)

Shares owned at December 31, 2022, as reflected in Amendment No. 1 to the Schedule 13G filed with the SEC on January 24, 2023 by BlackRock, Inc. (“Blackrock”). Blackrock has sole voting power with respect to 34,363,384 shares and sole dispositive power with respect to 37,463,356 shares. Within the BlackRock group are the following subsidiaries: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Managers Ltd. BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors*, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Managers Ltd. *Entity that beneficially owns 5% or greater of the outstanding shares of the Company.

(3)

Shares owned at December 31, 2022, as reflected in Amendment No. 6 to the Schedule 13G filed with the SEC on February 10, 2023 by First Eagle Investment Management, LLC. First Eagle Investment Management has sole voting power with respect to 33,915,240 shares and sole dispositive power with respect to 37,173,025 shares.

(4)

Shares owned at December 31, 2022, as reflected in Amendment No. 4 to the Schedule 13G filed with the SEC on January 23, 2023 by Pzena Investment Management, LLC. Pzena Investment Management, LLC has sole voting power with respect to 24,818,753 shares and sole dispositive power with respect to 29,568,913 shares.

Security Ownership of Management

This table shows the number and percentage of shares of the Company’s common stock beneficially owned as of March 20, 2023 by each of our current directors and executive officers and by all current directors and executive officers as a group. The number and percentage of shares of common stock beneficially owned is based on 393,727,525 shares outstanding as of March 20, 2023. Beneficial ownership includes any shares as to which the director or executive officer has the right to acquire within 60 days of March 20, 2023 through the exercise of any stock option, warrant or other right. Each stockholder has sole voting and investment power, or shares these powers with his spouse, with respect to the shares beneficially owned. The address for each of the following stockholders is NOV Inc., 10353 Richmond Avenue, Houston, Texas 77042.

	Shares Beneficially Owned
Name of Individual	Number of Common Shares (1)	Outstanding Options Exercisable Within 60 Days	Percent of Class*
Greg L. Armstrong	74,251	0		*
Jose A. Bayardo	342,283	779,498		*
Marcela E. Donadio	51,453	0		*
Ben A. Guill	117,868	0		*
James T. Hackett	62,143	0		*
David D. Harrison	82,712	0		*
Isaac H. Joseph	181,068	463,152
Eric L. Mattson	38,127	0		*
Melody B. Meyer	34,929	0		*
Joseph W. Rovig	178,402	496,445		*
Kirk M. Shelton	222,931	498,572		*
William R. Thomas	45,737	0		*
Robert S. Welborn	0	0		*
Clay C. Williams	928,423	2,389,403		*
All current directors and executive officers as a group (14 persons)	2,360,327	4,627,070	1.77%

*	Less than 1 percent
(1)	Includes shares deemed held by executive officers and directors in trusts, brokerage accounts and in the Company’s 401(k) plans, supplemental savings plans and deferred compensation plans.

COMPENSATION DISCUSSION AND ANALYSIS

General Overview

The following Compensation Discussion and Analysis (CD&A) describes our executive compensation program and provides information relevant to understanding the decisions our Compensation Committee has made under that program with regards to our Named Executive Officers’ (as defined below under “Executive Compensation”) 2022 compensation.

The following is a list of our Named Executive Officers by name and position, as of December 31, 2022:

Name	Position
Clay C. Williams	Chairman, President and Chief Executive Officer
Jose A. Bayardo	Senior Vice President and Chief Financial Officer
Isaac H. Joseph	President, Wellbore Technologies
Joseph W. Rovig	President, Rig Technologies
Kirk M. Shelton	President, Completion and Production Solutions

Oil and Gas Market in 2022

During 2020, the COVID-19 outbreak rapidly spread across the world, driving sharp demand destruction for crude oil as countries took measures that curtailed economic activity to slow the spread of the outbreak. Companies across the industry responded with severe capital spending budget cuts, curtailed production, cost reductions, personnel layoffs, facility closures and bankruptcy filings. Towards the end of 2020 and into 2021, commodity prices stabilized and began to recover resulting in improving industry activity levels in North America.

During 2021, greater availability of COVID-19 vaccines resulted in the gradual reopening of economies around the world. Pent-up consumer and industrial demand combined with government economic stimulus programs amplified the global recovery, improving economic activity, and driving higher demand for oil and gas. Oil and gas drilling activity levels began to increase in every major region of the world during 2021, reflecting this growing demand. In early 2022, the war in Ukraine roiled energy markets, driving commodity prices to their highest levels in nearly a decade, and forcing many countries to reconsider their sources of energy supplies and the importance of energy security.

Despite a recent pullback in commodity prices, tightening government fiscal policies, difficulties in the credit and bank markets, concerns regarding a global recession, ongoing global supply chain disruptions and rising inflationary costs, management believes the industry is in the early stages of an extended recovery. Diminished global oil and gas inventories and productive capacity resulting from underinvestment in the industry over the last seven years, along with rising energy security risks should continue to spur increased oilfield activity and demand for the Company’s equipment and technology.

NOV remains committed to improving organizational efficiencies while focusing on the development and commercialization of innovative products and services, including technologies to reduce environmental impact of oil and gas operations, and technologies to accelerate the energy transition that are responsive to the longer-term needs of NOV’s customers. We believe this strategy will further advance the Company’s competitive position in all market conditions.

Energy Transition

As a leading independent global energy technology and equipment provider, the Company expects to be a key participant in the world’s transition to a low-carbon future. While oil and gas will remain critical to many parts of the global economy, the transition to clean, carbon-neutral energy sources represents an enormous economic opportunity for organizations that can improve the economic competitiveness of renewable energy. The Company is working to develop proprietary solutions to improve project execution, drive higher capital returns, and lower levelized costs of energy associated with renewable energy, such as becoming the leading global equipment and design provider for offshore wind turbine installation vessels, developing new products and technologies to support the floating offshore wind industry, investing in development of increasingly tall wind towers, and supplying products used for drilling geothermal wells. In addition, the Company is positioned to play a meaningful role in the growing carbon capture and sequestration industry.

The Company is also committed to providing products and services that economically reduce carbon intensity and deliver superior performance and has pioneered numerous solutions for improving the industry’s safety and environmental footprint. By designing and developing products which reduce carbon intensity for our customers while promoting more efficient production of high-density energy products such as natural gas (compared to low density energy or high GHG fuels, e.g., coal), the Company supports the energy transition, including the Company’s closed-loop solids control and thermal desorption systems, dual-containment flowline technologies, solar pumping systems, and hydrocarbon leak detection systems, among others. The Company remains committed to reducing emissions and improving industry sustainability.

2022 Performance

Market conditions in 2022 exceeded the expectations of the Company’s original 2022 Plan as an improved commodity price environment translated to increased oil and gas industry activity and customer demand, partially offset by continuing supply chain and logistical challenges. The Company made significant progress towards our key priorities, as evidenced by the following highlights:

•

The Company’s revenues grew 31% in 2022 relative to those of 2021 as increased global activity drove improved customer spending. Adjusted EBITDA improved 197% year-over-year to $679 million as increasing sales volumes and an improved cost structure drove solid incremental flow-through.

•

Despite increasing customer demands combined with continuing supply chain friction from the effects of the COVID-19 pandemic and additional turmoil caused by the Russia-Ukraine conflict, the Company was able to maintain its recent improvements in working capital efficiency to drive better returns on capital. Working capital as a percentage of annualized revenue in the fourth quarter of 2022 was 25%, the same as in the fourth quarter of 2021.

•

Results for the Company’s Wellbore Technologies segment, which contains many of the Company’s shorter cycle businesses, improved considerably year-over-year with revenue and Adjusted EBITDA improving 42% and 96%, respectively.

•

Results for the Company’s longer-cycle capital equipment businesses began to inflect higher as customers began to invest in their asset bases and approve final investment decisions for large capital projects. Our Completion & Production Solutions segment reported year-over-year revenue growth of 32% with Adjusted EBITDA improving to $164 million in 2022 from $(3) million in 2021. Improved customer orders led to the segment’s backlog growing 24% by year-end 2022 compared to year-end 2021.

•

With its improved cost structure, our Rig Technologies segment was able to drive a meaningful improvement in profitability. While revenue grew 17% year-over-year, Adjusted EBITDA growth significantly outpaced this rate, growing 62% in 2022 relative to 2021. Improved offshore rig activity, increasing rig reactivations, and higher repair and maintenance spending from the Company’s core customer base drove improved results for the Company’s Rig Aftermarket business.

•

The Company continued to enhance its strategic exposure to the energy transition and the global move to a lower-carbon future. During 2022, the Company generated $332 million in revenue from renewable energy-related business. Additionally, the Company introduced new products that were developed through the downturn that improve the efficiency, safety, and environmental impact of its customer’s operations, including several GHG emissions-reducing technologies. The Company reduced its own GHG emissions intensity (Scope 1 and 2 metric tons CO2 equivalent emissions per unit of revenue) by 20.9% in 2022 compared to 2021.

2022 Executive Compensation Decisions

In response to the challenging operating environment heading into 2022, including concerns over customer spending and the impact of ongoing global supply chain disruptions, rising inflationary costs, raw material shortages, and labor tightness, the Company took the following approach regarding compensation:

•	No Salary Increases: No salary increases were made for the Named Executive Officers.

•

Annual Bonus Targets Reduced: To continue to manage costs, the Company restructured the bonus plan for 2022, resulting in reductions in the individual targets for each Named Executive Officer (15% reduction for the CEO and 10% reduction for the other Named Executive Officers).

•	LTI Values Held Flat: Maintained the reduced value of long-term incentive awards from 2020 and 2021.

•

New Energy Transition Performance Measure: The Company introduced a new energy transition performance measure to its annual incentive plan design. The new measure is tied to revenues earned from the Company’s energy transition product and service offerings.

At-Risk Compensation

Our Compensation Committee believes that the Company’s executive compensation program is appropriately designed to align executives’ interest with those of our shareholders and to reward based on performance. The majority of our executive officers’ total compensation opportunity is provided in “at-risk” compensation components and tied to the achievement of our annual and long-term performance goals.

Our annual incentives are tied to profitability and growth (Adjusted EBITDA and energy transition revenue) as well as improving capital efficiency and cash flow (working capital modifier).

Our long-term incentives are tied to our returns to shareholders: in absolute stock price gains, shareholder returns relative to industry peers, and improving absolute returns on capital relative to our cost of capital.

In 2022, we continued our emphasis on performance-based awards and maintained our measure of 3-year improvement in NVA (NOV Value Added), as defined on page 48 as an additional performance measure to the Company’s long-term performance shares. The Company believes that the Adjusted EBITDA, energy transition revenue, and adjusted working capital metrics are well-suited for short-term incentives, while TSR (total shareholder return) and NVA better serve as long-term incentive targets.

For 2022 the payouts under our “at-risk” incentive programs were as follows:

•

Above Target Annual Bonus Payout: After multiple years of no bonus payments or payments around the minimum entry level, the Company exceeded our pre-set financial threshold goals and consequently awarded above target bonuses for 2022 performance.

•	Mixed Long-Term Incentive Outcomes: As of December 31, 2022, the last three years of option grants were in the money while previously granted stock options remained underwater.

•

Below Target Long-Term Incentive Performance Award Payout: The 2020 performance shares were earned at 63.75% of target based on our 3-year TSR performance relative to the OSX index and pre-established NVA goals.

CEO Realizable Pay

The majority of the compensation value our CEO will ultimately receive is directly tied to the Company’s actual operational and financial performance and absolute and relative stock price performance.

The following table demonstrates the strong link between pay and performance by comparing the CEO’s intended target compensation value relative to his realizable value as of December 31, 2022. ($ in thousands)

In the chart above, “Target Compensation” refers to the annual target total compensation opportunities offered to the CEO across 2020, 2021 and 2022 and includes base salary, target bonus opportunity, and the grant date intended value of the long-term incentive awards in each of the three years. The amounts indicated in the Realizable columns refer to the corresponding amounts earned, or on track to be earned, from the 2020, 2021 and 2022 target compensation opportunities as of December 31, 2022. “Realizable Compensation” includes base salary and bonus actually earned each year as well as the intrinsic value of long-term incentive awards based on the Company’s closing stock price on December 31, 2022. Mr. Williams’ 2020 earned salary also incorporates the temporary reduction taken in May 2020. The salary reduction reduced his target bonus opportunity as well. The 2020 performance award reflects the actual total payout of 63.75% of target. The 2021 award was tracking at 67% of target and the 2022 award was tracking at 128% of target, however those awards will not be completed until December 2023 and 2024 respectively.

Good Pay Practices

Our compensation program and policies include key features that are designed to align the interests of our executives and stockholders and to mitigate compensation-related risks. The table below highlights our practices:

What We Do . . .		What We Do Not Do . . .
☑	Pay for Performance	☒	No gross-up payments to cover excise taxes or perquisites

☑	Tie significant levels of compensation to key corporate goals	☒	No guaranteed annual or multi-year bonuses

☑	Annual Bonuses and Long-Term Incentives are subject to the Company’s clawback policy	☒	No repricing of underwater stock options

☑	Bonus payments to executives under the annual cash incentive program are capped at a certain percentage of the executive’s base salary	☒	No dividend equivalents paid prior to vesting of performance awards (and never on unearned portion of awards)

☑	Stock Ownership Guidelines for executives and directors	☒	No dividends payable on any other unvested awards

☑	Varied performance metrics under short-term and long-term incentive plans	☒	No significant compensation in the form of perquisites for executives

☑	Double Trigger Provisions for Change in Control

☑	Independent Consultant Reports Directly to the Compensation Committee

☑	Review Tally Sheets When Making Executive Compensation Decisions

☑	Mitigate Undue Risk in Compensation Programs

Shareholder Engagement

Throughout the year, management actively engaged in conversations and sought feedback on management’s approach to long-term planning for the business, including, but not limited to, operating a global manufacturing company in an increasingly complicated global market, new technology research and development, energy transition, the say-on-pay vote and general satisfaction with the Company’s compensation programs, and ESG matters. In general, shareholders were supportive of the Company’s compensation programs, as further evidenced by 98% of votes cast supporting the 2022 Say on Pay vote.

Approach to Executive Compensation Program

Compensation Philosophy

The Company believes that in order to attract, motivate, and retain talented executives, its compensation program should be properly designed to:

•	Provide a strong emphasis on performance, tied to balanced short and long-term objectives,

•	Provide a market competitive pay level,

•	Provide alignment with shareholder interests, and

•	Provide a certain level of financial security.

Components of NOV’s Compensation Program:

Total Compensation	Components of Compensation		Purpose
	Fixed Pay	Base Salary	• Fixed level of compensation to attract and retain executive talent • Salary level based on tenure, expertise, scope of responsibility and individual performance
	“At Risk ” Pay	Annual Incentives (Cash)

•   Incentivize and reward executives for achieving the Company’s corporate growth and profitability goals

•   Encourage smart investments and prudent deployment of capital

•   Attract, motivate, and retain high quality management talent

•   Provide competitive cash compensation opportunity

Stock Options

•   Link a portion of executive compensation to the enhancement of stockholder value

•   Focus executives on share price appreciation and reward for creating long-term stockholder value

•   Require three-year level vesting, thus serving as a retention tool

		Performance Shares	• Recognize the Company’s total shareholder performance relative to industry peers • NVA and TSR performance measures • Provide a long-term incentive vehicle tied to a three-year performance goal
		Restricted Stock	• Align interests of executives with shareholders by providing long-term stock ownership • Provide forfeitable ownership stake (three-year level vesting) to encourage retention

Given the inherent nature of these forms of compensation and the cyclical nature of the industry in which we operate, the Company has tried to provide a balance between aligning pay with absolute performance and relative performance to peers through both up and down cycles.

There are no material compensation policy differences among the individual executives, except that the more senior officers, such as our Chief Executive Officer, receive a higher compensation level with a greater percentage of that compensation “at-risk,” consistent with their increased responsibilities. These differences are reviewed and considered in connection with the compensation analysis performed by the Compensation Committee.

How Executive Compensation Decisions are Determined

Role of Compensation Committee

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee establishes specific compensation levels for the Company’s executive officers and administers the Company’s long-term incentive award plans.

The Compensation Committee’s objective regarding executive compensation is to design and implement a compensation program that will attract and retain the best available individuals to serve on the Company’s executive team and properly incentivize those executives to achieve the Company’s short-term and long-term financial and operational goals. To this end, the Compensation Committee strives to provide compensation packages for key executives that generally offer compensation opportunities competitive with the peer group of companies described below.

Role of Compensation Consultant

Since 2016, Meridian Compensation Partners (“Meridian”) has been engaged as the Compensation Committee’s compensation consultant to serve as its advisor on executive compensation matters. Meridian provides advice and analysis to the Compensation Committee on the design, structure and level of executive compensation. Meridian has previously conducted a competitive review of executive compensation for the Company’s Named Executive Officers relative to its peer companies, as well as to analyze internal pay equity, share usage and dilution. Meridian analyzed and compared each position’s responsibilities and job title to develop competitive market data based on data from proxy statements and other public filings. In November 2021, Meridian generated data on the components of the Company’s compensation program compared to the competitive market data range (25th percentile to 75th percentile) of the designated peer group.

Role of CEO and Management

Management plays an important role in assisting the Compensation Committee in determining executive compensation. At the request of the Compensation Committee, management works with Meridian to provide relevant information for the Compensation Committee to make informed decisions. Additionally, our CEO provides the Compensation Committee with his assessment of the performance of our other executive officers and recommends compensation for those officers.

Market Considerations

As part of its process to establish compensation levels for the Company’s Named Executive Officers, the Compensation Committee compares each of the major elements of compensation (base salary, annual bonus and long-term incentives) for each of its Named Executive Officers against the compensation provided to comparable executive officers at companies in a designated peer group.

The Company’s peer group, as approved by the Compensation Committee in 2021, was as follows:

APA Corporation	Helmerich & Payne, Inc.	Parker-Hannifin Corporation
Baker Hughes Company	Hess Corporation	Schlumberger Limited
ChampionX Corporation	Illinois Tool Works Inc.	TechnipFMC plc
Cummins Inc.	Ingersoll Rand Inc.	TPI Composites, Inc.
Generac Holdings Inc.	Marathon Oil Corporation	Transocean Ltd.
Halliburton Company	Oceaneering International, Inc.	Weatherford International plc

Several changes were made to the peer group in 2021 versus 2020 (e.g., Noble Energy was replaced by Hess, Weatherford was added back after their emergence from bankruptcy, and Patterson and RPC were replaced with two energy transition companies (Generac and TPI)).

Internal Considerations

While the Compensation Committee considers market-competitive levels in setting pay, it also considers numerous other factors such as tenure, individual performance, and level and scope of responsibility.

Specific to the CEO, the Compensation Committee also takes into account Mr. Williams’ level of achievement for his goals and objectives when setting his compensation opportunity. For 2022, Mr. Williams’ performance was measured in four key areas of the Company:

•	Financial performance,

•	Formulation and implementation of Company strategy,

•	Operational and safety performance, and

•	Management and employee development.

2022 Compensation Actions

The following section describes the elements of the Company’s compensation program for 2022, why the elements were selected, and how the amounts of each element were determined. The mix of target total compensation for our CEO and other Named Executive Officers is shown in the chart below:

Base Salary

Salary adjustments are typically based on the individual’s experience and background, the individual’s performance during the prior year, the general movement of salaries in the marketplace, our financial position and, for each executive other than the Chief Executive Officer, the recommendations of our Chief Executive Officer. None of our Named Executive Officers have received a salary increase since 2018, and Mr. Williams voluntarily reduced his salary for the majority of 2020, due to the difficult economic environment.

Name	2020 Salary		2021 Salary	2022 Salary	2022 Increase %
Clay C. Williams	$816,448	*	$940,000	$940,000	0%
Jose A. Bayardo	$685,000		$685,000	$685,000	0%
Isaac H. Joseph	$570,000		$570,000	$570,000	0%
Joseph W. Rovig	$570,000		$570,000	$570,000	0%
Kirk M. Shelton	$550,000		$550,000	$550,000	0%

*	Mr. Williams’ 2020 base salary was reduced voluntarily from $940,000 to $750,000 effective from May 2020 through the end of the calendar year.

Annual Incentive Plan

The objectives of the Company’s annual cash incentive plan are to incentivize performance to achieve the Company’s corporate growth and profitability goals, encourage smart investments and prudent return on capital, and provide competitive compensation opportunities to attract and retain high quality management talent.

Annual Incentive Award Opportunities

Annual incentive opportunities are provided to the Company’s Named Executive Officers under the Company’s 2022 Incentive Compensation Plan. Each year, the Compensation Committee establishes the target annual incentive opportunity for each Named Executive Officer as a specified percentage of his or her base salary. These target percentages are based on each executive’s level of responsibility for the Company’s financial performance. Incentive payouts will vary based on actual performance against performance objectives. The Compensation Committee reduced target bonus levels for the Named Executive Officers (i.e., a 15% reduction for the CEO and a 10% reduction for the other Named Executive Officers) as part of a restructuring of the 2022 annual bonus program.

	Annual Target Bonus Opportunity (As Percent of Salary)
Name	2021	2022
Clay C. Williams	140%	125%
Jose A. Bayardo	95%	85%
Isaac H. Joseph	95%	85%
Joseph W. Rovig	95%	85%
Kirk M. Shelton	95%	85%

Performance Metrics

The incentive plan provides for cash awards if the Company achieves certain pre-established financial objectives based on the Company’s financial plan. The Company’s annual financial plan is established through a comprehensive budget and financial planning process, which includes a detailed analysis of the Company’s market outlook, available strategic alternatives, and anticipated cost reductions and it is approved by the Board each year.

Adjusted EBITDA was selected as a measure for the 2022 annual incentive plan given our continued focus on the operating profitability of our business and the ongoing macroeconomic challenges in the oil and gas industry. The Company discloses Adjusted EBITDA in its periodic earnings press releases and other public disclosures to provide investors additional information about the results of ongoing operations. In 2022, the Company included a working capital modifier in the annual incentive plan. First introduced in 2018, the purpose of the working capital modifier is to drive improvements in capital efficiency and cash flow.

Energy Transition Revenue was introduced as a new measure for the 2022 annual incentive plan for all participants at a 10% weight. This important addition to our plan rewards all participants for advancing our Energy Transition product offerings. Performance is based on revenue generated by product and service offerings related to wind, geothermal, carbon capture, utilization and storage (CCUS), biogas, hydrogen, solar, rare-earth minerals, energy storage, and other new technologies used to improve energy efficiency or reduce our customers’ environmental footprint.

Metric	Definition	Rationale
Adjusted EBITDA	Operating profit excluding depreciation, amortization, gains and losses on sales of fixed assets and, when applicable, Other Items.	Adjusted EBITDA was selected given our continued focus on operating profitability, particularly given the ongoing macroeconomic challenges in the oil and gas industry.

Working Capital Modifier	Adjusted Working Capital shall be calculated as follows: (Accounts Receivable + Inventory + Contract Assets + Prepaid - Factored Accounts Receivable) - (Accounts Payable + Contract Liabilities + Accrued Cost of Goods Sold). Adjusted EBITDA will be increased by $0.15 for each $1 of Adjusted Working Capital savings below the target and reduced by $0.15 for each $1 of working capital used above the target.	The purpose of the working capital modifier is to drive improvements in capital efficiency and cash flow.

Energy Transition Revenue	Revenues earned from “Energy Transition” product and service offerings related to wind, geothermal, CCUS, biogas, hydrogen, solar, rare-earth minerals, and energy storage, and other technologies used to improve energy efficiency or reduce carbon emissions.	Energy Transition revenue was selected to incentivize revenue growth of this early-stage product portfolio and emphasize its strategic importance.

Payout Calibration

Payouts under the annual incentive plan are formulaically determined and vary based on performance against pre-established objectives. The Adjusted EBITDA and Energy Transition revenue metrics have a Threshold, Target, and Maximum level of achievement, which corresponds to a Threshold, Target, and Maximum level of payout. Below the threshold level of performance, there is no payout. The payout is capped once the Maximum performance level is achieved.

Payout Results

Payouts are determined by metric under the annual incentive plan using the following formula:

Due to the war in Ukraine, the Compensation Committee elected to remove planned contributions associated with our businesses in Russia and Belarus from our performance measures, both the goal and the measurement of performance. Minimum, target and maximums below represent the amounts without Russia and Belarus operations.

The Company delivered 31% revenue growth and a 196% improvement in Adjusted EBITDA in comparison to 2021. The Company also delivered positive net income for the first time since 2018. The corporate performance and the performance of all our business segments were above the Target level of Adjusted EBITDA and Energy Transition revenue, while the Working Capital Modifier reduced the Adjusted EBITDA score. Actual bonuses paid to executives were calculated as follows:

						2022 Actual Results
	Weight	Min (10% of target payout)	Target (100% of target payout)	Max (200% of target payout)	Without WCM Applied	With WCM Applied	Without WCM Applied	With WCM Applied
Corporate (Williams and Bayardo)
NOV Adjusted EBITDA	90%	$225	$450	$675	$667	$647	196%	187%
Energy Transition Revenue	10%	$160	$246	$332	$332	n/a	200%	n/a
Rig Technologies (Rovig)
NOV Adjusted EBITDA	40%	$225	$450	$675	$667	$647	196%	187%
Energy Transition Revenue	10%	$160	$246	$332	$332	n/a	200%	n/a
RIG Adjusted EBITDA	50%	$84	$168	$252	$216	$198	158%	136%
Completion & Production (Shelton)
NOV Adjusted EBITDA	40%	$225	$450	$675	$667	$647	196%	187%
Energy Transition Revenue	10%	$160	$246	$332	$332	n/a	200%	n/a
CP Adjusted EBITDA	50%	$61	$122	$182	$165	$162	171%	166%
Wellbore Technologies (Joseph)
NOV Adjusted EBITDA	40%	$225	$450	$675	$667	$647	196%	187%
Energy Transition Revenue	10%	$160	$246	$332	$332	n/a	200%	n/a
WT Adjusted EBITDA	50%	$178	$356	$535	$499	$498	180%	179%

Working Capital Modifier

	Target Adjusted Working Capital	Actual Adjusted Working Capital	Working Capital Savings		Change to Adjusted EBITDA ($M)
NOV(1)	$2,442	$2,572	($130)	=	($20)
Rig Technologies(2)	$740	$862	($122)	=	($18)
Completion & Production(3)	$813	$833	($20)	=	($3)
Wellbore Technologies(4)	$841	$842	($1)	=	($0)

(1)	Target Adjusted Working Capital equal to 34% of 2022 annualized revenue
(2)	Target Adjusted Working Capital equal to 37% of 2022 annualized revenue
(3)	Target Adjusted Working Capital equal to 32% of 2022 annualized revenue
(4)	Target Adjusted Working Capital equal to 31% of 2022 annualized revenue

2022 Annual Incentive Compensation Bonus Payouts

Name	Base Salary	Target Bonus %	Target Bonus $	Overall Payout %	Actual Bonus $
Clay C. Williams	$940,000	125%	$1,175,000	189%	$2,221,065
Jose A. Bayardo	$685,000	85%	$582,250	189%	$1,100,608
Isaac H. Joseph	$570,000	85%	$484,500	185%	$895,564
Joseph W. Rovig	$570,000	85%	$484,500	163%	$790,016
Kirk M. Shelton	$550,000	85%	$467,500	178%	$833,169

Long-Term Incentive Compensation

The primary purpose of the Company’s long-term incentive compensation program is to:

•	Focus its executives on the Company’s long-term development and prosperity in addition to annual financial goals;

•	Balance long-term versus short-term business objectives, reinforcing that one should not be achieved at the expense of the other; and

•	Link the officers’ interests with those of the Company’s stockholders.

The executives’ long-term incentive awards are benchmarked to ensure the type, value and amount of each award are consistent with market practices and aligned with the Company’s philosophy.

For 2022 long-term incentive awards, the Compensation Committee maintained the 10% reduction in target equity values for the Named Executive Officers adopted in 2020, and the structure was unchanged from the 2021 awards.

Based on the foregoing, on February 15, 2022, the Compensation Committee approved the grant of stock options, restricted stock units and performance share awards to the Company’s executive officers pursuant to the NOV Inc. Long-Term Incentive Plan:

Name	Intended Target Equity Value*	Securities Underlying Stock Options (#)	Restricted Stock Units (#)	Performance Awards (Target # of Shares)
Clay C. Williams	$8,550,000	342,000	127,764	255,529
Jose A. Bayardo	$2,700,000	108,000	40,347	80,693
Isaac H. Joseph	$1,800,000	72,000	26,898	53,796
Joseph W. Rovig	$1,800,000	72,000	26,898	53,796
Kirk M. Shelton	$1,800,000	72,000	26,898	53,796

*

The intended target value differs somewhat from the required accounting values used in the Summary Compensation Table. Final share amounts for the performance awards and restricted stock units were determined by dividing the value of the award by the closing price on February 15, 2022 ($16.73). The final number of stock options was determined using an estimated Black-Scholes value based on the closing price on February 15, 2022.

Stock Options

The options were granted at a price equal to the closing trading price of the Company’s common stock on the NYSE on the date of approval of the grants by the Compensation Committee ($16.73 per share). Each of such options has a term of 10 years and vests in three equal annual installments commencing on the first anniversary of the grant.

Restricted Stock Units

The restricted stock units granted vest in three equal annual installments commencing on the first anniversary of the date of grant. The Compensation Committee determined to grant restricted stock units in lieu of restricted stock awards in 2022 to enable the Company to offer the retention of equity in a future retirement program.

Performance Share Awards

The performance share awards can be earned based on performance against pre-established goals and vest three years from the grant date (performance period is January 1, 2022 to December 31, 2024). The performance share awards are divided into two independent parts that are subject to two separate performance metrics: 85% in value based on the Company’s TSR (total shareholder return) goal and 15% in value based on the Company’s internal NVA goal (returns-based metric).

The TSR goal can only be achieved if the percentile ranking of the Company’s TSR (total shareholder return) as measured against the TSR of the constituent members of the OSX Index over a three-year performance period exceeds certain levels. The Compensation Committee believes that the members of the OSX index are an appropriate benchmark against which to compare the Company’s TSR performance.

The TSR goal is subject to a vesting cap equal to 100% of the target level if the Company’s absolute TSR over the performance period is negative, regardless of relative TSR results. Conversely, if the Company’s absolute TSR is greater than 15% annualized over the performance period, the payout amount shall not be less than 50% of the target level, regardless of relative TSR results.

The following table summarizes the absolute TSR collar limitation:

Annualized 3-year Absolute TSR	Impact on Final Payout
> 15%	Floor of 50% of Target Level, regardless of relative TSR results
0% to 15%	No adjustment
< 0%	Cap of 100% of Target Level, regardless of relative TSR results

The NVA goal is based on the Company’s improvement in NVA (NOV Value Added) from the beginning of the three-year performance period until the end of the performance period. NVA shall be calculated as an amount equal to the Company’s (a) gross cash earnings less (b) average gross operating assets times a 9% required return on assets. Additionally, the NVA component requires that the Company reach breakeven and earn the cost of capital before the maximum target level will be paid.

The following table summarizes the payout thresholds for the 2022 performance share awards:

Level	TSR: Percentile Rank vs OSX Comparator Group 85%)	NVA: NVA Performance Improvement Compared to 2022 (15%)			Payout Percentage*
Maximum	75th Percentile & above		$0M		200% Target Level
Target	50th Percentile		$(253)		100% Target Level
Threshold	25th Percentile		$(506	)M*	50% Target Level
No payout	Below 25th Percentile	<$	0M		0%

*	2021 Actual NVA as adjusted for timing of write-offs, tax rate of 23%, cost of capital of 9%.

Results falling between threshold, target, and maximum will result in a linearly interpolated payout.

2020 Performance Share Awards Results

The 2020 performance share awards were divided into two independent parts subject to two separate performance metrics: 85% in value based on the Company’s TSR (total shareholder return) goal and 15% in value based on the Company’s internal NVA goal (returns on capital metric). The performance period commenced on January 1, 2020 and ended on December 31, 2022. The TSR portion of the award was based on the Company’s TSR performance as measured against the TSR of the constituents of the OSX Index over a three-year performance period. The TSR calculation ranked the Company’s stock performance against the OSX peer group using the average of the first and last 30 days of the vesting period and assumes the reinvestment of dividends. The NVA portion of the award was based on the Company’s improvement in NVA from the beginning of the three-year performance period until the end of the performance period. NVA was calculated as an amount equal to the Company’s (a) gross cash earnings less (b) average gross operating assets times an amount equal to a required return on assets.

The Company’s three-year average TSR was -11%, which ranked 11th in the OSX comparator group during the 2020-2022 performance period. Within the OSX comparator group, the Company placed above the 25th percentile but below the 50th percentile. The TSR result was above the entry level but below the target level. As a result, 75% of the target shares from the TSR-based awards vested. The TSR-based award is also subject to a vesting cap equal to 100% of target level if the Company’s absolute TSR over the Performance Period is negative, regardless of relative TSR results. However, the cap did not apply since the payout was 75% of target, which is below the 100% vesting cap. The Company’s absolute NVA performance at the end of the performance period was $(373) million and below the minimum threshold level. As a result, none of the shares from the NVA-based awards vested. The total payout percent for 2020 performance share awards grant was 63.75%. The Compensation Committee certified the results for the 2020 performance share awards on February 23, 2023.

Retirement, Health and Welfare Benefits

The Company offers retirement, health, welfare and wellness programs to all eligible employees. The Company’s executive officers generally are eligible for the same benefit programs on the same basis as the rest of the Company’s employees. The health and welfare programs cover medical, pharmacy, dental, vision, life, accidental death and dismemberment and disability insurance. A selection of supplemental benefits is also available for employees to elect at their own expense. U.S. employees may also earn wellness incentives by participating in voluntary wellness activities.

The Company offers retirement programs that are intended to supplement the employee’s personal savings. The programs include the NOV Inc. 401(k) and Retirement Savings Plan (“401k Plan”) and the NOV Inc. Supplemental Savings Plan (“Supplemental Plan”). The Company’s U.S. employees, including its executives, are generally eligible to participate in the 401k Plan. Employees of the Company whose base salary meets or exceeds a certain dollar threshold and whose position is deemed to be eligible as established by the Company’s benefits plan administrative committee are generally eligible to participate in the Supplemental Plan. Participation in the 401k Plan and Supplemental Plan is voluntary. The Supplemental Plan is a non-qualified plan that allows participants to continue saving and receiving Company contributions towards retirement when, due to compensation and contribution ceilings established under the Internal Revenue Code, they or the Company can no longer contribute to the 401k Plan.

In 2022, the Compensation Committee adopted a retirement policy for equity awards (the “Equity Retirement Program”). The Equity Retirement Program provides certain benefits to long-term employees to permit such individuals to elect retirement, including (i) full or partial continued vesting of certain equity awards, and (ii) an extended post-employment exercise period for non-qualified stock options and stock appreciation rights. If the award (i.e., restricted stock units or non-qualified stock options, etc.) was granted more than twelve (12) months prior to the retirement date, such awards will continue to vest based upon the original vesting dates in the applicable award agreements. For grants that were issued less than twelve (12) months prior to the retirement date requested by the employee, a prorated amount of the award will continue to vest based on the number of full calendar months between the grant date and such retirement date. Shares will be held until the scheduled vesting date. The retiree will be required to agree to certain post-employment restrictions, including non-competition and non-solicitation covenants, in order to retain his or her equity. The Equity Retirement Program applies to the 2022 equity awards and any future equity awards granted to eligible employees. The Compensation Committee also authorized and directed the Company to adopt an amendment to the Company’s group health plan to provide extended medical benefits for certain employees in the United States (the “Retiree Medical Plan”), which outlines the circumstances under which an employee who provides services in the United States will be eligible to receive post-employment medical coverage until such individuals are eligible to receive medical benefits under Medicare. Coverage will end for the retiree and their dependents when the retiree turns age sixty-five (65) and becomes eligible to participate in Medicare. Coverage will also end if the retiree is eligible or becomes eligible to receive comprehensive medical coverage under another employer’s group health plan, the retiree provides services to a competitor of the Company, or the retiree fails to pay the required premiums.

In order to participate in both the Equity Retirement Program and the Retiree Medical Plan, the employee must attain at least sixty (60) years of age at the time of retirement and must have completed at least ten (10) years of service with the Company and completed five (5) consecutive years of employment prior to retirement. Additionally, employees must obtain approval of their proposed retirement date from the Company before they are eligible to participate.

The Company’s Named Executive Officers are eligible to participate in the Equity Retirement Program and the Retiree Medical Plan (provided they satisfy the plan eligibility requirements).

U.S. Income Tax Limits on Deductibility

In establishing total compensation for our executive officers, the Compensation Committee considers the accounting treatment and tax treatment of its compensation decisions, including Code Section 162(m). Section 162(m) generally disallows an income tax deduction to publicly traded corporations for compensation in excess of $1,000,000 paid for any fiscal year to the Company’s “covered employees,” defined in Section 162(m) as the CEO, the Chief Financial Officer, the three other most highly compensated executive officers, other than the CEO and Chief Financial Officer, and any other individual who has been classified as a “covered employee” on or after January 1, 2017. The Compensation Committee believes that the potential deductibility of the compensation payable under its incentive compensation plans and arrangements should be only one of a number of relevant factors taken into consideration in establishing those plans and arrangements for our executive officers and not the sole governing factor. For that reason, the Compensation Committee intends to structure its incentive compensation plans and arrangements in a manner which, acknowledging that a portion of those compensation payments may not be deductible under Section 162(m), assures appropriate levels of total compensation for our executive officers based on and aligned with the Company’s performance.

Option Grant Practices

Historically, the Company has granted stock options to its key employees, including executives, in the first quarter of the year. The Company does not have any program, plan or practice to time its option grants to its executives in coordination with the release of material non-public information and has not timed its release of material non-public information for the purposes of affecting the value of executive compensation. The Company does not set the grant date of its stock option grants to new executives in coordination with the release of material non-public information.

The Compensation Committee has the responsibility of approving any Company stock option grants and does not delegate material aspects of long-term incentive plan administration to any other person. The Company’s senior executives in coordination with the Compensation Committee set a time for the Compensation Committee to meet during the first quarter of the year to review and approve stock option grants proposed by the senior executives. The specific timing of the meeting during the quarter is dependent on committee member schedules and availability and the Company finalizing its stock option grant proposal. If approved by the Compensation Committee, the grant date for stock option awards is the date the Compensation Committee meets and approves the grant, with the exercise price for the option equal to the Company’s closing stock price on the date of grant.

The Company recognizes that its stock price fluctuates over time and in certain cases quite significantly. As stock option grants have historically been granted on an annual basis during the first quarter of the calendar year, executives who have been employed with the Company for some time have received grants with varying exercise prices. The ten-year term of the options also helps reward its executives who remain with the Company, as it provides the executives time, so long as they continue employment with the Company, to realize financial benefits from their option grants after vesting.

Recoupment Policy

On March 23, 2018, the Compensation Committee approved the Company’s Clawback Policy to allow the Compensation Committee, at its sole discretion, to terminate any award of stock options, performance awards and/or restricted stock if it determines that the recipient of such award has engaged in material misconduct that requires the Company to make a restatement of its reported financial statements. A similar clawback provision was included in the NOV Inc. Long-Term Incentive Plan and the participants’ equity award agreements. For purposes of this clawback policy, material misconduct includes conduct adversely affecting the Company’s financial condition, results of operations, or conduct which constitutes fraud or theft of Company assets, any of which require the Company to make a restatement of its reported financial statements. If any material misconduct results in any error in financial information used in the determination of compensation paid to the recipient of any equity award and the effect of such error is to increase the payment amount pursuant to such award, the Compensation Committee may also require the recipient to reimburse the Company for all or a portion of such increase in compensation provided in connection with any such award. In addition, if there is a material restatement of the Company’s financial statements that affects the financial information used to determine the compensation paid to the recipient of an award, then the Compensation Committee may take whatever action it deems appropriate to adjust such compensation. We are reviewing the NYSE’s proposed listing standards concerning clawback policies and we will update our policy to comply with the final listing standards.

Stock Ownership Guidelines for Executives

The Company adopted stock ownership guidelines for its executive officers in February 2013 and amended in November 2020. The Company’s stock ownership guidelines for its executive officers are intended to align the interests of the Company’s executive officers and the Company’s stockholders by requiring executives to accumulate and retain a meaningful amount of the Company’s stock. Under the Company’s guidelines, the executive officers must comply with the following ownership requirements:

Title	Multiple of Base Salary
Chairman, President & CEO	6X
Senior Vice President & CFO	3X
Other executive officers	2X

The Company’s executive officers must attain the applicable stock ownership level within five years after first becoming subject to the guidelines. The following shares of Company stock count towards compliance with the guidelines: shares owned by the executive; shares owned jointly by the executive and his or her spouse; shares held in a trust established by the executive for the benefit of the executive and his or her family members; shares equal to the number of vested deferred stock units credited to the executive; shares equal to the in-the-money portion of any vested, unexercised options; unvested shares of time-based restricted stock or restricted stock units; and shares credited to the executive’s 401k Plan account. Unvested and unearned performance shares or units and unvested stock options do not count towards compliance guidelines. For purposes of determining compliance with the guidelines, as of January 1 of each year, the executive’s total eligible shares (as described above) will be multiplied by the greater of (a) the average of the month-end closing prices of the Company’s common stock for the prior twelve months or (b) the value on the date of grant or purchase. All of the Company’s Named Executive Officers are currently in compliance with the Company’s stock ownership guidelines as of January 1, 2023.

Compensation Consultant Independence

In furtherance of maintaining the independence of the Compensation Committee’s compensation consultant, the Compensation Committee has the sole authority to retain or terminate its compensation consultant. The Compensation Committee annually reviews and approves total expenditures paid to the independent compensation consultant. Meridian and its affiliates did not provide any services to the company or any of the company’s affiliates other than advising the Compensation Committee on director and executive officer compensation during 2022.

Recent Developments for 2023 Compensation

On February 23, 2023, the Compensation Committee, in connection with its annual review of executive compensation and performance, and in consultation with Meridian, approved the base salaries, annual incentive targets and long-term incentive awards of the Company’s executive officers. The Compensation Committee decided to maintain our general approach to executive compensation, with an emphasis on short and long-term incentive compensation that rewards our executives when they achieve the Company’s financial and operational goals and deliver value for our stockholders.

The Compensation Committee, in connection with its annual review of executive compensation and performance, after consulting with Meridian, approved the following increases to the base salaries and equity values for the Company’s named executive officers (base salary increases effective March 1, 2023). These increases were approved as a result of the Company’s positive financial and operating performance in 2022 and to better align their compensation levels with comparable salaries and equity values offered by the Company’s industry peers. The adjustments to base salary represent the first salary increase for the Company’s executive officers since March 2018. The Compensation Committee also approved raising Mr. Williams’ participation level under the 2023 annual incentive plan from 125% to 130%.

Name	2022 Salary	2023 Salary	2023 Salary Increase %	2022 Intended Target Equity Value*	2023 Intended Target Equity Value*
Clay C. Williams	$940,000	$1,000,000	6.0%	$8,550,000	$9,000,000
Jose A. Bayardo	$685,000	$725,000	5.8%	$2,700,000	$2,800,000
Isaac H. Joseph	$570,000	$600,000	5.3%	$1,800,000	$1,900,000
Joseph W. Rovig	$570,000	$600,000	5.3%	$1,800,000	$1,900,000
Kirk M. Shelton	$550,000	$600,000	9.1%	$1,800,000	$1,900,000

*

The intended target value differs somewhat from the required accounting values used in the Summary Compensation Table. Final share amounts for the performance awards and restricted stock units were determined by dividing the value of the award by the closing price on grant date. The final number of stock options was determined using an estimated Black-Scholes value based on the closing price on grant date.

Additionally, the Compensation Committee decided the following:

•	Approved the energy transition performance measure for the 2023 annual incentive plan for a second year (10% of bonus target tied to energy transition performance).

•	Introduced a new safety measure to the annual incentive plan.

The Company believes the new safety measure will incentivize improvement in safety culture and HSE performance across all business activities units. All participants, including the Named Executive Officers, will have 10% of their bonus target tied to the new safety performance measure in 2023 – 5% based on the achievement of certain TRIR performance levels and 5% based on the achievement of certain annual safety goals. The energy transition and safety performance measures together expand the weighting of the Company’s ESG metrics in the annual incentive plan (e.g., safety 10% + energy transition revenue 10%).

The Committee also approved adding a talent mobility lever on top of the bonus target levels for the three Segment Presidents (e.g., Isaac H. Joseph, Joseph W. Rovig, and Kirk M. Shelton). The metric will be structured as a negative discretion modifier (max 10% reduction) on the annual incentive plan results if the annual talent mobility target goals are not reached. The Company believes the talent mobility lever demonstrates the Company’s commitment to growing and retaining talented mid-career professionals within the organization.

Compensation Committee Report

The responsibilities of the Compensation Committee, which are set forth in the Compensation Committee Charter adopted by the Board of Directors, include approving and evaluating all compensation of directors and executive officers, including salaries, bonuses, and compensation plans, policies and programs of the Company.

We have reviewed and discussed with senior management the Compensation Discussion and Analysis section included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2023 Proxy Statement.

Members of the Compensation Committee

William R. Thomas, Committee Chair

Ben A. Guill

Eric L. Mattson

EXECUTIVE COMPENSATION

The following table sets forth for the year ended December 31, 2022 the compensation paid by the Company to its Chief Executive Officer and Chief Financial Officer and three other most highly compensated executive officers (the “Named Executive Officers”) serving in such capacity at December 31, 2022.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Comp ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)		All Other Comp ($)(5)		Total ($)
Clay C. Williams Chairman, President & Chief Executive Officer (6)	2022 2021 2020	$ $ $	940,000 940,000 816,448	— — —	$ $ $	7,752,616 7,868,423 7,854,871	$ $ $	2,146,016 2,161,279 2,137,500	$ $	2,221,065 337,291 —	$	— — 217,866	$ $ $	12,200 18,144 8,570	$ $ $	13,071,897 11,325,137 11,035,255
Jose A. Bayardo Senior VP & Chief Financial Officer	2022 2021 2020	$ $ $	685,000 685,000 685,000	— — —	$ $ $	2,448,193 2,484,765 2,480,488	$ $ $	677,689 682,508 674,997	$ $	1,100,608 166,787 —		— — —	$ $ $	27,400 10,118 6,303	$ $ $	4,938,890 4,029,178 3,846,788
Isaac H. Joseph President – Wellbore Technologies (7)	2022 2021 2020	$ $	570,000 570,000 —	— — —	$ $	1,632,147 1,656,510 —	$ $	451,793 455,005 —	$ $	895,564 230,002 —		— — —	$ $	19,073 9,052	$ $	3,568,577 2,920,569 —
Joseph W. Rovig President – Rig Technologies	2022 2021 2020	$ $ $	570,000 570,000 570,000	— — —	$ $ $	1,632,147 1,656,510 1,653,643	$ $ $	451,793 455,005 450,000	$ $	790,016 173,794 —		— — —	$ $ $	9,462 5,426 8,628	$ $ $	3,453,418 2,860,735 2,682,271
Kirk M. Shelton President – Completion and Production Solutions (8)	2022 2021 2020	$ $	550,000 550,000 —	— — —	$ $	1,632,147 1,656,510 —	$ $	451,793 455,005 —	$ $	833,169 66,958 —		— — —	$ $	12,200 6,959 —	$ $	3,479,309 2,735,432 —

(1)

The amounts reported in this column represent the aggregate grant date fair value of stock awards granted in the relevant year compiled in accordance with FASB Topic 718, excluding forfeiture estimates. Refer to the Company’s 2022 annual report, Financial Report to Stockholders for all relevant valuation assumptions used to determine the grant date fair value of the stock awards included in this column. Amounts reported for 2020 and 2021 reflect corrections to amounts previously reported, which were not originally calculated in accordance with FASB Topic 718.

(2)

The amounts reported in this column represent the aggregate grant date fair value of option awards granted in the relevant year compiled in accordance with FASB Topic 718, excluding forfeiture estimates. Refer to the Company’s 2022 annual report, Financial Report to Stockholders for all relevant valuation assumptions used to determine the grant date fair value of option awards included in this column.

(3)

The amounts shown in this column represent the value of the annual cash bonus awards under the Company’s 2022 annual incentive plan. The Company’s Adjusted EBITDA and Energy Transition revenue performance at the Company’s consolidated level and for the Company’s Rig Technologies, Wellbore Technologies and Completion & Production Solutions segments exceeded the Target Adjusted EBITDA, Energy Transition revenue and working capital objectives set under the 2022 annual incentive plan. As a result, the Named Executive Officers received the foregoing incentive compensation bonus payout for 2022.

(4)	Total earnings in Mr. Williams’ pension account were $(322,009) in 2022. This amount is primarily attributable to an increase in the discount rate from the prior fiscal year end measurement.
(5)	The amounts include:
a)

The Company’s cash contributions for 2022 under the Company’s 401k Plan, a defined contribution plan, on behalf of Mr. Williams - $12,200; Mr. Bayardo - $12,200; Mr. Joseph - $7,656; Mr. Rovig - $9,462 and Mr. Shelton - $12,200.

b)

The Company’s cash contributions for 2022 under the Supplemental Plan, a defined contribution plan, on behalf of Mr. Williams - $0; Mr. Bayardo - $15,200; Mr. Joseph - $11,417; Mr. Rovig - $0 and Mr. Shelton - $0.

(6)	Mr. Williams’ 2020 base salary was reduced voluntarily from $940,000 to $750,000 in May 2020 for the remainder of the year.
(7)	Mr. Joseph was not a Named Executive Officer in 2020.
(8)	Mr. Shelton was not a Named Executive Officer in 2020.

The following table provides information concerning stock options, restricted stock awards and restricted stock units granted to Named Executive Officers during the fiscal year ended December 31, 2022. The Company did not grant any stock appreciation rights to the Named Executive Officers during the year ended December 31, 2022.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (per share)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Thres- hold (#) (2)	Target (#) (2)	Maximum (#) (2)
Clay C. Williams	2022	$117,500	$1,175,000	$2,350,000
	2022				127,764	255,529	511,058				$5,615,124
	2022							127,764			$2,137,492
	2022								342,000	$16.73	$2,146,016
Jose A. Bayardo	2022	$58,225	$582,250	$1,164,500
	2022				40,346	80,693	161,386				$1,773,188
	2022							40,347			$675,005
	2022								108,000	$16.73	$677,689
Isaac H. Joseph	2022	$48,450	$484,500	$969,000
	2022				26,898	53,796	107,592				$1,182,143
	2022							26,898			$450,004
	2022								72,000	$16.73	$451,793
Joseph W. Rovig	2022	$48,450	$484,500	$969,000
	2022				26,898	53,796	107,592				$1,182,143
	2022							26,898			$450,004
	2022								72,000	$16.73	$451,793
Kirk M. Shelton	2022	$46,750	$467,500	$935,000
	2022				26,898	53,796	107,592				$1,182,143
	2022							26,898			$450,004
	2022								72,000	$16.73	$451,793

(1)	Represents the range of possible payouts under our annual incentive compensation plan.
(2)

On February 15, 2022, the Compensation Committee approved the 2022 Performance Share Award Grant. The performance share awards can be earned by the executives only by performance against established goals and vest three years from the grant date. The performance share awards are divided into two independent parts that are subject to two separate performance metrics: 85% in value based on the Company’s TSR (total shareholder return) goal and 15% in value based on the Company’s internal NVA goal (returns on capital metric).

(3)

On February 15, 2022, the Compensation Committee approved a grant of restricted stock units to these executive officers pursuant to the NOV Inc. Long-Term Incentive Plan. The restricted stock units granted by the Company to its executive officers vests in three equal annual installments commencing on the first anniversary of the date of grant, provided that such executive officer remains continuously employed with the Company during such time period.

Exercises and Holdings of Previously-Awarded Equity Disclosure

The following table provides information regarding outstanding awards that have been granted to Named Executive Officers where the ultimate outcomes of such awards have not been realized, as of December 31, 2022.

Outstanding Equity Awards at Fiscal Year-End

				Option Award			Stock Award
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Clay C. Williams		342,000	(2)		$16.73	2/16/32
	125,219	250,440	(3)		$15.00	2/23/31
	244,425	122,213	(4)		$20.23	2/26/30
	313,187				$28.72	2/28/29
	339,642				$35.09	2/29/28
	289,920				$38.86	2/23/27
	232,558				$28.24	2/25/26
	310,053				$54.74	2/26/25
	172,966				$68.997	2/26/24
	73,749				$63.926	2/16/23
									211,320	(5)	$4,414,475
									35,220	(6)	$735,746
									285,000	(7)	$5,953,650
									95,000	(8)	$1,984,550
									255,529	(9)	$5,338,001
									127,764	(10)	$2,668,990
Jose A. Bayardo		108,000	(2)		$16.73	2/16/32
	39,543	79,086	(3)		$15.00	2/23/31
	77,186	38,594	(4)		$20.23	2/26/30
	98,901				$28.72	2/28/29
	107,256				$35.09	2/29/28
	118,260				$38.86	2/23/27
	224,215				$28.24	2/25/26
									66,733	(5)	$1,394,052
									11,122	(6)	$232,339
									90,000	(7)	$1,880,100
									30,000	(8)	$626,700
									80,693	(9)	$1,685,677
									40,347	(10)	$842,849

				Option Award			Stock Award
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Isaac H. Joseph		72,000	(2)		$16.73	2/16/32
	26,362	52,724	(3)		$15.00	2/23/31
	51,458	25,729	(4)		$20.23	2/26/30
	65,934				$28.72	2/28/29
	71,504				$35.09	2/29/28
	39,240				$34.32	2/25/26
	79,830				$38.86	2/23/27
	25,900				$54.74	2/26/25
	13,753				$68.997	2/26/24
	12,253				$63.926	2/16/23
									44,488	(5)	$929,354
									7,414	(6)	$154,878
									60,000	(7)	$1,253,400
									20,000	(8)	$417,800
									53,796	(9)	$1,123,798
									26,898	(10)	$561,899
Joseph W. Rovig		72,000	(2)		$16.73	2/16/32
	26,362	52,724	(3)		$15.00	2/23/31
	51,458	25,729	(4)		$20.23	2/26/30
	65,934				$28.72	2/28/29
	71,504				$35.09	2/29/28
	53,220				$38.86	2/23/27
	49,826				$28.24	2/25/26
	74,200				$54.74	2/26/25
	27,850				$68.997	2/26/24
	6,876				$63.926	2/16/23
									44,488	(5)	$929,354
									7,414	(6)	$154,878
									60,000	(7)	$1,253,400
									20,000	(8)	$417,800
									53,796	(9)	$1,123,798
									26,898	(10)	$561,899
Kirk M. Shelton		72,000	(2)		$16.73	2/16/32
	26,362	52,724	(3)		$15.00	2/23/31
	51,458	25,729	(4)		$20.23	2/26/30
	65,934				$28.72	2/28/29
	71,504				$35.09	2/29/28
	79,830				$38.86	2/23/27
	44,843				$28.24	2/25/26

			Option Award			Stock Award
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
	54,700			$54.74	2/26/25
	27,850			$68.997	2/26/24
	13,753			$63.926	2/16/23
								44,488	(5)	$929,354
								7,414	(6)	$154,878
								60,000	(7)	$1,253,400
								20,000	(8)	$417,800
								53,796	(9)	$1,123,798
								26,898	(10)	$561,899

(1)	Calculations based upon the closing price ($20.89) of the Company’s common stock on December 31, 2022, the last trading day of the year.
(2)	2022 Stock Option Grant - Stock options vest at the rate of 33 1/3% per year, with vesting dates of 2/15/2023, 2/15/2024 and 2/15/2025.
(3)	2021 Stock Option Grant - Stock options vest at the rate of 33 1/3% per year, with vesting dates of 2/22/2022, 2/22/2023 and 2/22/2024.
(4)	2020 Stock Option Grant - Stock options vest at the rate of 33 1/3% per year, with vesting dates of 2/25/2021, 2/25/2022 and 2/25/2023.
(5)

2020 Performance Share Award Grant – The performance share awards will be earned by the executives only by performance against established goals and vest three years from the grant date. The performance share awards are divided into two independent parts that are subject to two separate performance metrics: 85% in value based on the Company’s TSR (total shareholder return) goal and 15% in value based on the Company’s internal NVA goal (returns on capital metric). The TSR portion of the award is based on the Company’s TSR performance as measured against the TSR of the constituents of the OSX Index over a three-year performance period. The NVA portion of the award is based on the Company’s improvement in NVA from the beginning of the three-year performance period until the end of the performance period. NVA shall be calculated as an amount equal to the Company’s (a) gross cash earnings less (b) average gross operating assets times an amount equal to a required return on assets.

(6)

2020 Grant of Restricted Stock Awards – The restricted stock awards granted by the Company to its executive officers shall in three equal annual installments commencing on the first anniversary of the date of grant, provided that such executive officer remains continuously employed with the Company during such time period.

(7)

2021 Performance Share Award Grant – The performance share awards will be earned by the executives only by performance against established goals and vest three years from the grant date. The performance share awards are divided into two independent parts that are subject to two separate performance metrics: 85% in value based on the Company’s TSR (total shareholder return) goal and 15% in value based on the Company’s internal NVA goal (returns on capital metric). The TSR portion of the award is based on the Company’s TSR performance as measured against the TSR of the constituents of the OSX Index over a three-year performance period. The NVA portion of the award is based on the Company’s improvement in NVA from the beginning of the three-year performance period until the end of the performance period. NVA shall be calculated as an amount equal to the Company’s (a) gross cash earnings less (b) average gross operating assets times an amount equal to a required return on assets.

(8)

2021 Grant of Restricted Stock Awards – The restricted stock awards granted by the Company to its executive officers shall in three equal annual installments commencing on the first anniversary of the date of grant, provided that such executive officer remains continuously employed with the Company during such time period.

(9)

2022 Performance Share Award Grant – The performance share awards will be earned by the executives only by performance against established goals and vest three years from the grant date. The performance share awards are divided into two independent parts that are subject to two separate performance metrics: 85% in value based on the Company’s TSR (total shareholder return) goal and 15% in value based on the Company’s internal NVA goal (returns on capital metric). The TSR portion of the award is based on the Company’s TSR performance as measured against the TSR of the constituents of the OSX Index over a three-year performance period. The NVA portion of the award is based on the Company’s improvement in NVA from the beginning of the three-year performance period until the end of the performance period. NVA shall be calculated as an amount equal to the Company’s (a) gross cash earnings less (b) average gross operating assets times an amount equal to a required return on assets.
(10)

2022 Grant of Restricted Stock Units – The restricted stock units granted by the Company to its executive officers shall in three equal annual installments commencing on the first anniversary of the date of grant, provided that such executive officer remains continuously employed with the Company during such time period.

The following table provides information on the amounts received by the Named Executive Officers during 2022 upon exercise of stock options or vesting of stock awards.

Option Exercises and Stock Vested

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Clay C. Williams	0	$0	194,973	$3,308,333
Jose A. Bayardo	0	$0	61,570	$1,044,730
Isaac H. Joseph	0	$0	41,046	$696,475
Joseph W. Rovig	0	$0	41,046	$696,475
Kirk M. Shelton	0	$0	41,046	$696,475

(1)

Amounts reported in the Company’s proxy statement filed on April 8, 2022 mistakenly reflected stock awards that vested in February 2022, rather than 2021. For 2021, the number of shares acquired on vesting and value realized on vesting were as follows: Williams: 187,421 shares, $2,835,211; Bayardo: 59,185 shares, $895,321; Joseph: 39,457 shares, $596,886; Rovig: 39,457 shares, $596,886; and Shelton: 39,457 shares, $596,886.

2022 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Fiscal Year
Clay C. Williams	Varco SERP	9.75	$995,130	0

Assumptions:

•	Measurement Date: December 31, 2022

•	Interest Rate for Present Value: 5.10%

•	Assumed Retirement Age: the earliest unreduced retirement age at age 65

•	Mortality: None

•	Form of Payment: 10 years Certain

•	All other assumptions, data and plan provisions are based on the ASC 715 year-end disclosure for fiscal year ending December 31, 2022

•	Service in column (c) reflects plan freeze as of December 31, 2005

Post-Employment Compensation

The following table provides information on nonqualified deferred compensation provided under the Supplemental Plan to the Named Executive Officers during the fiscal year ended December 31, 2022. For a more detailed discussion, see the section titled “Compensation Discussion and Analysis – Retirement, Health and Welfare Benefits”.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Clay C. Williams	$0	$0	-$	599,833	$0	$2,730,628
Jose A. Bayardo	$27,400	$15,200	-$	188,152	$0	$589,849
Isaac H. Joseph	$51,600	$11,417	-$	108,584	$0	$870,084
Joseph W. Rovig	$0	$0	-$	50,976	$0	$1,837,132
Kirk D. Shelton	$0	$0	-$	6,904	$0	$449,475

(1)

Executive contributions were from the executive’s salary or incentive compensation payments and are included in the Summary Compensation Table under the “Salary” column and in some cases under “Non-Equity Incentive Plan Compensation” column.

(2)	Registrant contributions are included in the Summary Compensation Table under the “All Other Compensation” column.
(3)	Aggregate earnings reflect the returns of the investment funds selected by the executives and are not included in the Summary Compensation Table.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Employment Agreements

The Company entered into executive employment agreements with Messrs. Williams, Bayardo, Joseph, Rovig and Shelton on December 4, 2020. Under the employment agreement, Messrs. Williams, Bayardo, Joseph, Rovig, and Shelton are provided an annual base salary. The employment agreements also entitle each executive to receive an annual bonus and to participate in the Company’s incentive, savings and retirement plans. The employment agreements have a fixed term of three years after which time employment will be at-will. The employment agreements do not have change-in-control or excise tax gross-up provisions. The employment agreements address the vesting of options, restricted stock and/or performance awards in the event of a termination due to death or disability.

In addition, the employment agreements contain certain termination provisions. If the employment relationship is terminated by the Company for any reason other than:

•	voluntary termination by the executive;

•	termination for cause (as defined below);

•	death; or

•	disability;

or if the employment relationship is terminated by the executive for Good Reason, as defined below, the executive is entitled to receive:

(A) the executive’s accrued base salary through the date of termination, the executive’s annual bonus for the year prior to termination, assuming the applicable performance goals have been met and such bonus remains unpaid, and accrued and unpaid vacation pay; (B) an amount equal to two times the sum of (i) the executive’s base salary and (ii) a percentage of the executive’s base salary (which percentages for each executive are as follows: Mr. Williams – 125% and Messrs. Bayardo, Joseph, Rovig and Shelton – 80% and (C) an amount equal to the annual bonus payable in the year of termination, such bonus to be prorated and based on actual Company performance. The cash severance payment described in Item (B) above will be paid in twelve (12) monthly installments. Furthermore, in such event, the executive shall also be entitled to continuation of health benefits for two years. Additionally, the executive’s stock options will continue to vest under the terms of the award for a period of up to three years plus ninety days, the executive’s unvested time-based restricted stock shall be 100% vested, and the executive’s unvested performance-based equity awards will continue until the original vesting date on a pro-rated basis.

Under the employment agreements, termination by the executive for “Good Reason” means:

•

a material diminution in the executive’s authority, duties, or responsibilities as contemplated by Section 2(a) of the employment agreement (generally, a diminution in position, other than a diminution resulting from the executive’s incapacity due to physical or mental illness) excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the executive;

•

any action or inaction that constitutes a material breach by the Company of any of the provisions of Section 2(b) of the employment agreement (generally, a material reduction in the executive’s compensation or benefits, other than a reduction in the executive’s compensation as a result of the executive’s failure to comply with the Company’s stock ownership guidelines, if applicable); or

•

the Company’s requiring the executive to be based at any office or location other than as provided in Section 2(a)(i)(B) of the employment agreement (generally, a relocation in excess of seventy-five miles from the executive’s current work location, other than a change in the Company’s corporate headquarters) or the Company’s requiring the executive to travel on Company business to a substantially greater extent than required to properly discharge his or her duties; or

•	any purported termination by the Company of the executive’s employment otherwise than as expressly permitted by the employment agreement; or

•

any failure by the Company to comply with and satisfy Section 8(c) of the employment agreement (generally, failure by the Company to obtain agreement from any successor to the Company to assume and perform the employment agreement).

Under the employment agreement, “Cause” means:

•

the willful and continued failure of the executive to perform substantially the executive’s duties with the Company or one of its affiliates (other than any such failure resulting from the executive’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the executive by the Board or the Chief Executive Officer which specifically identifies the manner in which the Board or Chief Executive Officer believes that the executive has not substantially performed the executive’s duties,

•

the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or one of its affiliated companies. For purposes of this provision, no act, or failure to act, on the part of the executive shall be considered “willful” unless it is done, or omitted to be done, by the executive in bad faith or without reasonable belief that the executive’s action or omission was in the best interests of the Company and its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or of a senior officer of the Company or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by the executive in good faith and in the best interests of the Company and its affiliates;

•	the executive being convicted of or a plea of nolo contendere to the charge of a felony;

•	a material breach of the employment agreement by the executive; or

•	a material breach of the Company’s code of conduct or ethics policies by the executive.

The employment agreements also contain customary non-competition, non-solicitation and non-disparagement provisions.

Severance Agreements

The Company entered into severance agreements with each of Messrs. Williams and Rovig on November 20, 2014, with Mr. Shelton on November 21, 2014, with Mr. Bayardo on August 28, 2015, and with Mr. Joseph on June 15, 2016. The severance agreement will only become effective in the event the executive’s employment agreement expires and is not replaced by a new employment agreement. The severance agreement will remain in effect until it is terminated by the Company or by the executive. The severance agreements do not have change-in-control or excise tax gross-up provisions.

In addition, the severance agreements contain certain termination provisions. If the employment relationship is terminated by the Company for any reason other than:

•	voluntary termination;

•	termination for Cause (as described below);

•	death; or

•	disability;

or if the employment relationship is terminated by the employee for Good Reason, as defined below, the executive is entitled to receive:

(A) the executive’s accrued base salary through the date of termination, the executive’s annual bonus for the year prior to termination, assuming the applicable performance goals have been met and such bonus remains unpaid, and accrued and unpaid vacation pay; (B) an amount equal to one times the sum of (i) the executive’s base salary and (ii) a percentage of the executive’s base salary (which percentages for each executive are as follows: Mr. Williams – 125% and Messrs. Bayardo, Joseph, Rovig and Shelton – 80%, and (C) any time-based restricted stock held by the executive and not already vested shall be 100% vested.

Under the severance agreement, termination by the executive for “Good Reason” means:

•

a material diminution in the executive’s authority, duties, or responsibilities (other than any such diminution resulting from the executive’s incapacity due to physical or mental illness) excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the executive;

•

a material reduction in the executive’s annual base salary (other than a reduction in the executive’s annual base salary as a result of the executive’s failure to comply with the Company’s stock ownership guidelines, if applicable);

•

the Company’s requiring the executive to be based at any office or location more than seventy-five miles from the location where the executive was employed immediately preceding the date of the severance agreement (other than as a result of a change in the Company’s corporate headquarters) or the Company’s requiring the executive to travel on Company business to a substantially greater extent than required to properly discharge his or her duties; or

•

any failure by the Company to comply with and satisfy Section 7(c) of the severance agreement (generally, failure by the Company to obtain agreement from any successor to the Company to assume and perform the severance agreement).

The definition of “Cause” under the severance agreement is substantially similar to the definition of “Cause” under the employment agreement.

The severance agreements also contain customary non-competition, non-solicitation and non-disparagement provisions.

Additionally, the Company’s stock option agreements, restricted stock agreements and performance award agreements provide for full vesting of unvested outstanding options and restricted stock, respectively, in the event of a change of control of the Company and a change in the holder’s responsibilities following a change of control.

Other Agreements with Clay C. Williams

In addition to the rights and benefits provided to Mr. Williams under his executive employment agreement and severance agreement, Mr. Williams is also entitled to certain benefits pursuant to the following plans:

Varco Supplemental Executive Retirement Plan. Mr. Williams was a participant in the Amendment and Restatement of the Supplemental Executive Retirement Plan of Varco International, Inc. which was assumed by the Company as a result of the merger (the “Merger”) with Varco (the “Amended SERP”). The Amended SERP provides for retirement, death and disability benefits, payable over 10 years. The annual benefit amount is generally equal to 50% of the average of a participant’s highest five calendar years of base salary, or if greater, in the case of a change of control that occurs prior to January 1, 2006 (which occurred as a result of the Merger), 50% of the average salary in effect since January 2001. This annual benefit is subject to a service reduction in the event the participant retires or his employment is terminated prior to reaching age 65 (excluded from this reduction are terminations following a change in control).

Mr. Williams is currently fully vested in the benefits provided by the Amended SERP.    Based on historical earnings and presuming normal retirement at age 65, Mr. Williams would be entitled to an annual benefit of approximately $159,000.

Amendment and Restatement of the Varco Executive Retiree Medical Plan. Mr. Williams was a participant in the Amendment and Restatement of the Varco International, Inc. Executive Retiree Medical Plan which was assumed by the Company as a result of the Merger (the “Medical Plan”). Upon and following (i) certain retirements of a participant at or after age 55, or (ii) the death or disability of a participant, or (iii) terminations of a participant prior to age 55 (but benefits are not payable until age 55), the participant, his spouse and dependent children shall be provided the medical, dental, vision and prescription drug benefits that are then provided to the Company’s executive officers. These Medical Plan benefits are, however, conditioned upon the Company’s receipt of a monthly cash contribution in an amount not greater than that paid by the executive officers for similar benefits, and, in certain circumstances, the participant having achieved 10 years of service with the Company or any of its predecessor companies prior to retirement or termination of employment.

Mr. Williams is currently fully vested in the benefits provided by the Medical Plan.

Potential Payments Upon Termination Under the Employment Agreements and Severance Agreements

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the Named Executive Officers if: (1) the Company terminates the executive’s employment with the Company other than for “Cause” (as defined in the employment agreement or severance agreement), death or disability; or (2) the executive terminates his employment with the Company for “Good Reason” (as defined in the employment agreement or severance agreement), both events hereinafter referred to as “Termination”.

The Company’s Compensation Committee believes the payment and benefit levels provided to its Named Executive Officers under their employment agreements and/or severance agreements upon Termination should correspond to the level of responsibility and risk assumed by the Named Executive Officer. Thus, the payment and benefit levels for Messrs. Williams, Bayardo, Joseph, Rovig and Shelton are based on their levels of responsibility and market considerations at the time the Company entered into the relevant agreements.

The amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below.

The following table describes the potential executive benefits and payments upon termination under the Employment Agreements to each Named Executive Officer as of December 31, 2022.

Executive Benefits/Payments under the Employment Agreement (1)

	Clay C. Williams	Jose A. Bayardo	Isaac H. Joseph	Joseph W. Rovig	Kirk M. Shelton
Cash Severance (2)	$4,230,000	$2,466,000	$2,052,000	$2,052,000	$1,980,000
Continuing medical benefits (3)	$34,590	$26,877	$13,691	$51,636	$9,729
Value of Unvested Stock Options (4)	$2,978,472	$940,569	$627,046	$627,046	$627,046
Value of Unvested Time-Based Restricted Stock (5)	$5,389,286	$1,701,887	$1,134,578	$1,134,599	$1,134,578
Value of Unvested Performance Awards (6)	$15,706,126	$4,959,829	$3,306,553	$3,306,553	$3,306,553
Total	$28,338,473	$10,095,16	$7,133,867	$7,171,833	$7,057,905

(1)

The table describes the potential executive benefits and payments upon termination under the Employment Agreements to each Named Executive Officer as of December 31, 2022. Assumes the employment relationship is terminated by the Company for reasons other than for “Cause” (as defined in the employment agreement), death, disability, or by the executive for “Good Reason” (as defined in the employment agreement). For purposes of this analysis, we used the executive’s base salary as of December 31, 2022. Value of unvested stock options, restricted stock awards, restricted stock units and performance awards is based on a share price of $20.89, the Company’s closing stock price on December 31, 2022.

(2)

Cash severance is an amount equal to two (2) times the sum of (i) the executive’s base salary and (ii) a percentage of the executive’s base salary (Williams - 125%, Bayardo - 80%, Joseph - 80%, Rovig - 80%, Shelton - 80%).

(3)	Value of post-employment continuation of benefits for 24 months following Termination.
(4)

Unvested stock options will continue to vest for a period of up to three years following the date of Termination, while unexercised options will expire at either expiration date or 90 days after the three-year anniversary of the date of Termination.

(5)	Unvested time-based restricted stock will be 100% vested upon Termination.
(6)

Awards will continue according to their terms through the end of the original performance period but be prorated for employment during the three-year performance period. For purposes hereof, we have assumed that the awards vest at target (100%) at the end of the performance period.

The following table describes the potential executive benefits and payments upon termination under the Severance Agreements to each Named Executive Officer as of December 31, 2022.

Executive Benefits/Payments under the Severance Agreement (1)

	Clay C. Williams	Jose A. Bayardo	Isaac H. Joseph	Joseph W. Rovig	Kirk M. Shelton
Cash Severance (2)	$2,115,000	$1,233,000	$1,026,000	$1,026,000	$990,000
Value of Unvested Time-Based Restricted Stock (3)	$5,389,286	$1,701,887	$1,134,578	$1,134,599	$1,134,578
Total	$7,504,286	$2,934,887	$2,160,578	$2,160,599	$2,124,578

(1)

The table describes the potential executive benefits and payments upon termination under the severance agreements to each Named Executive Officer as of December 31, 2022. Assumes the employment relationship is terminated by the Company for reasons other than for “Cause” (as defined in the severance agreement), death, disability, or by the executive for “Good Reason” (as defined in the severance agreement). For purposes of this analysis, we used the executive’s base salary as of December 31, 2022. Value of restricted stock is based on a share price of $20.89, the Company’s closing stock price on December 31, 2022.

(2)

Cash severance is an amount equal to one (1) times the sum of (i) the executive’s base salary and (ii) a percentage of the executive’s base salary (Williams - 125%, Bayardo - 80%, Joseph - 80%, Rovig - 80%, Shelton - 80%).

(3)	Unvested time-based restricted stock will be 100% vested upon Termination.

Except as otherwise provided herein, in the event of a Company termination of an executive’s employment for “Cause” (as defined in the employment agreement or severance agreement), death or disability or the executive’s voluntary termination of his employment with the Company (not for “Good Reason” (as defined in the employment agreement or severance agreement)), no extra benefits are payable by the Company to the executive as a result of any such events.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Mr. Clay C. Williams, our Chief Executive Officer (our “CEO”):

For 2022, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO), was $56,860; and

•	the annual total compensation of our CEO was $13,071,897.

Based on this information, for 2022 the ratio of the annual total compensation of Mr. Clay C. Williams, our Chief Executive Officer, to the median of the annual total compensation of all employees was 230 to 1.

The annual total compensation of the Company’s CEO as reported above is the amount reported in the Summary Compensation Table. As detailed in footnote 1 to the Summary Compensation Table, this amount includes the aggregate grant date fair value of equity grants made to the Company’s CEO but does not reflect the value of equity awards actually earned by the Company’s CEO.

Pay Versus Performance
As required by Item 402(v) of
Regulation
S-K,
we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed fiscal years. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the applicable years. Note that for our Named Executive Officers (each an “NEO”) other than our CEO, compensation is reported as an average.

						Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total Compensation for CEO(1)	Compensation Actually Paid to CEO(1)(2)		Average Summary Compensation Table Total Compensation for Other NEOs(1)	Average Compensation Actually Paid to Other NEOs(1)(2)	Company Cumulative TSR	Peer Group Cumulative TSR(3)	Net Income ($ millions)		Company- Selected Performance Measure - Adjusted EBITDA ($ millions)
2022	$13,071,897		$22,507,848	$3,860,049	$6,094,879	$85.00	$131.79		$155	$679
2021	$11,325,137		$7,852,882	$3,136,479	$2,314,099	$54.58	$77.91	-$	250	$229
2020	$11,035,255	-$	191,686	$2,812,420	$275,683	$55.07	$62.47	-$	2,542	$350

(1)
The CEO in each of 2022, 2021 and 2020 is Williams. Other NEOs included in average compensation calculations disclosed for 2022 and 2021 include: Bayardo, Joseph, Rovig, Shelton. Other NEOs included in average compensation calculations disclosed for 2020 include: Bayardo, Rovig, Weinstock, Duff.

(2)	To calculate Compensation Actually Paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:
CEO SCT Total to CAP Reconciliation

	Year
Compensation Element	2020		2021		2022
Total Comp as Reported in SCT		$11,035,255		$11,325,137		$13,071,897
Pension/NQDC as Reported in SCT	-$	217,866		$0		$0
Stock Awards as Reported in SCT	-$	7,854,871	-$	7,868,423	-$	7,752,616
Option Awards as Reported in SCT	-$	2,137,500	-$	2,161,279	-$	2,146,016
Pension Value for Current Year		$0		$0		$0
Adjusted Equity Values and Accrued Dividends*	-$	1,016,704		$6,557,447		$19,334,583
Compensation Actually Paid (CAP)	-$	191,686		$7,852,882		$22,507,848

*	Adjusted Equity Values and Accrued Dividends represents the year-over-year change in the fair value of equity wards to our CEO, as itemized in the table below.

Equity Award Detail	2020		2021		2022
Change in fair value from end of prior fiscal year to vesting date for previously granted awards - vested during the year	-$	1,811,141		$622,199	$1,404,110
Change in fair value from end of prior fiscal year to end of current fiscal year for previously granted awards - unvested at year end	-$	5,741,765	-$	2,616,454	$4,653,634
Fair value of equity awards at fiscal year end for current year equity grants		$6,536,202		$8,551,702	$13,276,839
Total Equity Adjustments	-$	1,016,704		$6,557,447	$19,334,583
Average other NEO SCT Total to CAP Reconciliation

	2022
Compensation Element	Bayardo		Joseph		Rovig		Shelton
Total Comp as Reported in SCT		$4,938,890		$3,568,577		$3,453,418		$3,479,309
Pension/NQDC as Reported in SCT		$0		$0		$0		$0
Stock Awards as Reported in SCT	-$	2,448,193	-$	1,632,147	-$	1,632,147	-$	1,632,147
Option Awards as Reported in SCT	-$	677,689	-$	451,793	-$	451,793	-$	451,793
Pension Value for Current Year		$0		$0		$0		$0
Adjusted Equity Values and Accrued Dividends**		$6,105,655		$4,070,457		$4,070,457		$4,070,457
Compensation Actually Paid (CAP)		$7,918,663		$5,555,094		$5,439,935		$5,465,826
Average other NEO CAP		$6,094,879

	2021
Compensation Element	Bayardo		Joseph		Rovig		Shelton
Total Comp as Reported in SCT		$4,029,178		$2,920,569		$2,860,735		$2,735,432
Pension/NQDC as Reported in SCT		$0		$0		$0		$0
Stock Awards as Reported in SCT	-$	2,484,765	-$	1,656,510	-$	1,656,510	-$	1,656,510
Option Awards as Reported in SCT	-$	682,508	-$	455,005	-$	455,005	-$	455,005
Pension Value for Current Year		$0		$0		$0		$0
Adjusted Equity Values and Accrued Dividends**		$2,070,765		$1,380,511		$1,380,511		$1,380,511
Compensation Actually Paid (CAP)		$2,932,670		$2,189,565		$2,129,731		$2,004,428
Average other NEO CAP		$2,314,099

	2020
Compensation Element	Bayardo		Rovig		Weinstock		Duff
Total Comp as Reported in SCT		$3,846,788		$2,682,271		$2,439,498		$2,281,121
Pension/NQDC as Reported in SCT		$0		$0		$0		$0
Stock Awards as Reported in SCT	-$	2,480,488	-$	1,653,643	-$	1,488,307	-$	1,488,307
Option Awards as Reported in SCT	-$	674,997	-$	450,000	-$	404,998	-$	404,998
Pension Value for Current Year		$0		$0		$0		$0
Adjusted Equity Values and Accrued Dividends**	-$	394,484	-$	265,648	-$	220,538	-$	220,538
Compensation Actually Paid (CAP)		$296,819		$312,980		$325,655		$167,278
Average other NEO CAP		$275,683

**	Adjusted Equity Values and Accrued Dividends represents the average year-over-year change in the fair value of equity wards to our NEOs other than our CEO, as itemized in the table below.

Equity Award Detail	2020		2021		2022
Change in fair value from end of prior fiscal year to vesting date for previously granted awards - vested during the year	-$	455,096		$147,363	$332,551
Change in fair value from end of prior fiscal year to end of current fiscal year for previously granted awards - unvested at year end	-$	1,299,455	-$	619,691	$1,102,178
Fair value of equity awards at fiscal year end for current year equity grants		$1,479,248		$2,025,403	$3,144,528
Total Equity Adjustments	-$	275,302		$1,553,075	$4,579,256

(3)	The peer group used for total shareholder return is SPSIOS, the S&P Oil & Gas Equipment Select Industry Index.
Pay Versus Performance Narrative
The following table identifies the four most important financial performance measures used by our Compensation Committee to link the compensation actually paid (“CAP”) to our CEO and other NEOs in 2022.

Financial Performance Measures
Adjusted EBITDA
Energy Transition Revenue
Relative TSR
NVA (NOV Value Added)
The following charts reflect how the CAP over the three-year period ended December 31, 2022 aligns to trends in the Company’s TSR, net income and Adjusted EBITDA results over the same period. In addition, the chart titled “CAP vs. TSR” reflects that NOV’s TSR over this three-year period tracks the same general trend as the SPSIOS TSR over the same period. In 2020, the negative CAP for our CEO and relatively low average compensation for our other NEOs was primarily impacted by stock price depreciation. The increases in CAP between 2020 and 2021 and between 2021 and 2022, in each case, were primarily driven by improved stock price performance, in each case, as compared to the prior year period.

Certain Relationships and Related Transactions

We transact business with companies with which certain of our Directors are affiliated. All transactions with these companies are on terms competitive with other third-party vendors, and none of these is material either to us or any of these companies.

A “conflict of interest” occurs when a director or executive officer’s private interest interferes in any way, or appears to interfere, with the interests of the Company. Conflicts of interest can arise when a director or executive officer, or a member of his or her immediate family, have a direct or indirect material interest in a transaction with us. Conflicts of interest also arise when a director or executive officer, or a member of his or her immediate family, receives improper personal benefits as a result of his or her position as a director or executive officer of the Company. The Company’s Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers (the “Code”) provides that directors and executive officers must avoid conflicts of interests with the Company. Any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Chair of the Company’s Audit Committee for the Audit Committee’s review and approval or ratification. Th Code also provides that the Company shall not make any personal loans or extensions of credit to nor become contingently liable for any indebtedness of directors or executive officers or a member of his or her family.

During the Company’s annual review of transactions and relationships during the prior year between each executive officer or any member of his or her immediate family and the Company and its affiliates, the Company identified a related party transaction involving one of the Company’s executive officers, Mr. Isaac H. Joseph, where the amount involved exceeded $120,000. Mr. Joseph’s son-in-law works as an Area Manager-Machining Services for the Company and his total annual compensation for 2022 was less than $151,000. Mr. Joseph’s son-in-law also worked for the Company in 2021 and his total compensation was less than $140,000.

Consistent with the Company’s policies on the review and approval of related party transactions, the Audit Committee reviewed and approved the 2022 related party transaction with Mr. Joseph’s son-in-law and provided preapproval for the Company to proceed with the proposed 2023 compensation arrangement for Mr. Joseph’s son-in-law.

DIRECTOR COMPENSATION

Directors who are employees of the Company do not receive compensation for serving on the Board of Directors. The following table sets forth the compensation paid by the Company to its non-employee members of the Board of Directors for the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)		Option Awards	Non- Equity Incentive Plan Comp	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Comp (3)	Total
Greg L. Armstrong	$117,500	$162,004		—	—	—	—	$279,504
Marcela E. Donadio	$122,500	$162,004		—	—	—	$1,245.20	$285,749
Ben A. Guill	$111,250	$162,004		—	—	—	—	$273,254
James T. Hackett	$0	$301,194	(4)	—	—	—	—	$301,194
David D. Harrison	$120,000	$162,004		—	—	—	$517.70	$282,522
Eric L. Mattson	$115,625	$162,004		—	—	—	—	$277,629
Melody B. Meyer	$116,875	$162,004		—	—	—	—	$278,879
William R. Thomas	$116,250	$162,004		—	—	—	—	$278,254
Robert S. Welborn	$110,000	$162,004		—	—	—	—	$272,004

(1)

Due to a clerical error that was made when the third quarter of 2021 board fees were processed, Mr. Armstrong received an underpayment of $2,500, Mr. Hackett received an overpayment of $3,125, Mr. Mattson received an underpayment of $625 and Ms. Meyer received an overpayment of $625. The Company rectified these payments when the first quarter of 2022 board fees were paid.

(2)

The aggregate number of outstanding restricted stock units as of December 31, 2022 for each director are as follows: Mr. Armstrong – 8,473; Ms. Donadio – 8,473; Mr. Guill – 8,473; Mr. Hackett – 8,473; Mr. Harrison – 8,473; Mr. Mattson – 8,473; Ms. Meyer – 8,473; Mr. Thomas – 8,473, and Mr. Welborn – 8,473. Mr. Hackett, Mr. Harrison and Ms. Donadio each elected to defer their 2022 restricted stock unit grants under the Company’s Director Non-Qualified Deferred Compensation Plan, which shall be distributed upon their termination of service. The amounts reported reflect the value of the restricted stock units based on the closing stock price on the applicable grant date (May 24, 2022).

(3)

Expenses for non-business related activities associated with the Company’s board meeting in San Antonio, Texas, comprised mainly of air travel expenses for spouses of directors, paid by the Company on behalf of Ms. Donadio – $1,245.20 and Mr. Harrison – $517.70.

(4)

Mr. Hackett’s fourth quarter of 2021 cash payment of $26,250 was paid in January 2022. Mr. Hackett elected to receive deferred common stock in lieu of his 2022 quarterly board and committee retainers under the Company’s Directors Non-Qualified Deferred Compensation Plan. This amount includes the value of the 8,473 restricted stock units granted to Mr. Hackett on May 24, 2022 based on the closing price of the Company’s stock on the date of grant ($19.12), as well as the value of Mr. Hackett’s 6,663 deferred shares for 2022 based on the closing price of the Company’s stock on December 31, 2022 ($20.89).

Board Compensation

The Compensation Committee, with the consultation of Meridian, annually reviews the Company’s non-employee director compensation program. The Compensation Committee engaged Meridian to analyze and review its current director compensation program in November 2021 using the same peer group as the peer group used to benchmark executive compensation. Meridian’s analysis found that the director compensation program was positioned near the 30th percentile relative to peers (about 5% below median), of the peer group due to the 10% reduction in the director equity retainer in 2020 (i.e., reduced from $180,000 to $162,000). The Compensation Committee determined that all other aspects of the Company’s non-employee director compensation program design were competitive and align with prevailing practice. On that basis, the Compensation Committee and the Board determined that no changes were required for the Company’s non-employee director compensation.

Members of the Company’s Board of Directors who are not full-time employees of the Company receive the following cash compensation, paid quarterly:

Annual Board Retainer	$100,000
Lead Director Retainer	$25,000
Annual Committee Chair Retainer
Audit Committee	$30,000
Compensation Committee	$15,000
Nominating and Governance Committee	$10,000
Annual Committee Member Retainer
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Governance Committee	$5,000

Members of the Board are also eligible to receive stock options and awards, including restricted stock, performance awards, phantom shares, stock payments, or SARs under the NOV Inc. Long-Term Incentive Plan.

The Board approved the grant of 8,473 restricted stock units on May 24, 2022 to each non-employee director under the NOV Inc. Long-Term Incentive Plan. The restricted stock units vest 100% on the first anniversary of the date of the grant.

Changes to Non-Employee Director Compensation

On November 15, 2022, the Compensation Committee, with the consultation of Meridian, reviewed the Company’s non-employee director compensation program. The Compensation Committee engaged Meridian to analyze and review its current director compensation program. After reviewing the results of Meridian’s analysis, the Compensation Committee approved for recommendation the following changes to the non-employee director compensation program in order to bring compensation levels closer to the median within the peer group: (1) increase the annual Compensation Committee Chair retainer from $15,000 to $20,000, (2) increase the annual Nominating/Corporate Governance Committee Chair retainer from $10,000 to $15,000, (3) increase the annual Lead Director retainer from $25,000 to $35,000, and (4) increase the value of the board’s annual equity award from $162,000 to $180,000. The Compensation Committee agreed to keep the Audit Committee Chair retainer and the committee member retainers unchanged. On November 16, 2022, the Board unanimously approved the aforementioned changes to non-employee director compensation, to be made effective as of January 1, 2023.

Director Non-Qualified Deferred Compensation Program

On April 10, 2017, the Board adopted the Company’s Director Non-Qualified Deferred Compensation Plan. The plan is a nonqualified deferred compensation plan and participation is completely voluntary. Under the plan, non-employee Directors are permitted to defer all or part of their board retainers and meeting fees and all the shares of common stock underlying their restricted stock when they vest. If a non-employee Director elects to defer their board retainers and meeting fees under the plan, then the Director may elect to have his or her deferred cash compensation accumulate under an interest-bearing account maintained by the Company or receive deferred NOV Inc. common stock in lieu of their cash compensation on a quarterly basis. In such case, each quarterly cash retainer/meeting fee would be converted to the equivalent value of deferred stock.

If a non-employee Director elects to defer receipt of the shares of common stock underlying his or her restricted stock when they vest, then those shares are retained as deferred stock under the plan. The deferred cash compensation will be held in an interest-bearing account. The account is credited quarterly with interest based on the 1-year treasury rate. The rate is reset each year based on the first published day in January.

The deferred stock account and deferred restricted stock are credited quarterly with dividend equivalents based on the same dividend rate as the Company common stock. The dividend equivalents are converted into “phantom shares” at each dividend date based on the closing price of the Company’s stock. Dividend equivalents and phantom shares will be credited to the account and paid in cash at the time of distribution.

Directors may choose to have their distributions begin either (1) on a specific date, or (2) upon the termination of service, each as designated at the time a deferral election is filed. Distributions under the plan may be made in a single distribution or in annual installments over a 1 to 5 year period as elected by the director. The deferred cash compensation will be paid in cash on the applicable distribution date. The deferred stock awards will be paid in the form of NOV stock on the applicable distribution date.

Messrs. Hackett and Harrison and Ms. Donadio each elected to defer part or all of their 2022 director compensation under the plan. Mr. Hackett elected to receive deferred common stock in lieu of his quarterly board and committee retainers under the plan. Messrs. Hackett and Harrison and Ms. Donadio each elected to defer their 2022 restricted stock unit grants under the plan.

Non-Employee Director Stock Ownership Guidelines

Under the Company’s stock ownership guidelines, each non-employee director must own Company stock equal to six times the directors’ annual cash retainer. For a discussion of the types of shares that count towards the ownership guidelines, please read “Compensation Discussion and Analysis - Stock Ownership Guidelines for Executives”. With the exception of Mr. Welborn who joined the Board in October 2021, all of the Company’s non-employee directors are currently in compliance with the Company’s stock ownership guidelines as of January 1, 2023.

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STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

If you wish to submit proposals to be included in our 2024 Proxy Statement, we must receive them on or before December 8, 2023. Please address your proposals to: Craig L. Weinstock, Senior Vice President, General Counsel and Secretary, NOV Inc., 10353 Richmond Avenue, Houston, Texas 77042.

If you wish to submit proposals at the meeting that are not eligible for inclusion in the Proxy Statement, you must give written notice no earlier than November 8, 2023 and no later than December 8, 2023 to: Craig L. Weinstock, Senior Vice President, General Counsel and Secretary, NOV Inc., 10353 Richmond Avenue, Houston, Texas 77042. If you do not comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority on the proposal when it is raised at the meeting. In addition, proposals must also comply with NOV’s bylaws and the rules and regulations of the SEC.

ANNUAL REPORT AND OTHER MATTERS

At the date this Proxy Statement went to press, we did not know of any other matters to be acted upon at the meeting other than the election of directors, ratification of the appointment of independent auditors, approval on an advisory basis of the compensation of our named executive officers, approval on an advisory basis of the frequency of the advisory vote on named executive officer compensation, and approval of an amendment and restatement of our Sixth Amended and Restated Certificate of Incorporation to provide for exculpation of liability for officers of the Company as discussed in this Proxy Statement. If any other matter is presented, proxy holders will vote on the matter in accordance with their best judgment.

NOV’s 2022 annual report on Form 10-K filed on February 14, 2023 is included in this mailing, but is not considered part of the proxy solicitation materials.

By order of the Board of Directors,

/s/ Craig L. Weinstock

Craig L. Weinstock
Senior Vice President, General Counsel and Secretary

Houston, Texas

April 6, 2023

APPENDIX I

~~SIXTH~~SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NOV INC.

NOV Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The present name of the Corporation is NOV Inc. and the original name of the Corporation was Now Holdings, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on July 14, 1995.

2. This Seventh Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

3. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is NOV Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: CAPITAL STOCK.

I.	AUTHORIZED SHARES

The total number of shares of stock that the Corporation shall have authority to issue is, 1,010,000,000 shares of capital stock, consisting of (i) 1,000,000,000 shares of common stock, par value $.01 per share (“Common Shares”) and (ii) 10,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”).

The Common Shares shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Parts I or II of this Article Fourth are defined in Part III of this Article Fourth.

II.	COMMON SHARES

Except as otherwise provided in this Part II or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

SECTION 1. VOTING RIGHTS. Except as otherwise provided in this Part II or as otherwise required by applicable law, all holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders.

SECTION 2. STOCK SPLITS AND STOCK DIVIDENDS. The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by stock split, stock dividend or otherwise) the outstanding Common Shares of one class unless the outstanding Common Shares of the other class shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in Common Stock to the holders of Common Stock.

SECTION 3. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Shares. Upon surrender of any certificate representing shares of any class of Common Shares at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefore representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

SECTION 4. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonable satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

SECTION 5. NOTICES. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

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SECTION 6. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Article Fourth shall be effective without prior written consent of the holders of a majority of the then outstanding Common Shares voting as a single class; provided that no amendment as to any terms or provisions of, or for the benefit of, any class of Common Shares that adversely affects the powers, preferences or special rights of such class of Common Shares shall be effective without the prior consent of the holders of a majority of the then outstanding shares of such affected class of Common Shares, voting as a single class.

III.	DEFINITIONS

“DISTRIBUTION” means each distribution made by the Corporation to holders of Common Shares, whether in cash, property or securities of the Corporation or any other entity and whether by a dividend, liquidating distributions or otherwise; provided that neither of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any Common Shares for any reason or (b) any recapitalization or exchange of any Common Shares for other securities of the Corporation, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding Common Shares.

“GENERAL CORPORATION LAW” means the General Corporation Law of the State of Delaware, as amended from time to time.

IV.	PREFERRED STOCK

The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have any designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof as are stated and expressed in this Article IV and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereinafter prescribed.

Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(i)

whether or not the class or series is to have voting rights, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii)	the number of shares to constitute the class or series and the designations thereof;

(iii)	the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(iv)

whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

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(v)

whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

(vi)

the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii)

the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii)

whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios of the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix)	any other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects and in any other manner. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holder is required pursuant to any Preferred Stock Series Resolution.

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V.	NO PREEMPTIVE RIGHTS

No holder of shares of stock of the Corporation shall have any preemptive or other rights, except such rights as are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the board of directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

VI.	REGISTERED OWNER

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

VII.	GENERAL

Subject to the foregoing provisions of this ~~Sixth~~Seventh Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

I.	DIRECTORS

The number, classification, and terms of the board of directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the board of directors shall be as follows:

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(a) The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation otherwise provide.

(b) Commencing at the annual meeting of stockholders held in calendar year 2012 (the “2012 Annual Meeting”), each director shall be elected annually for a term of one year and shall hold office until the next succeeding annual meeting; provided, however, each director elected at the annual meeting of stockholders in calendar year 2010 shall hold office until the annual meeting of stockholders in calendar year 2013 and each director elected at the annual meeting of stockholders in calendar year 2011 shall hold office until the annual meeting of stockholders in calendar year 2014. In all cases, each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

(c) Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum or by the sole remaining director (but not by the stockholders except as required by law), and each director so chosen shall hold office until the next succeeding annual meeting and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal from office.

(d) A director of any class of directors of the Corporation elected prior to the 2012 Annual Meeting may be removed before the expiration date of that director’s term of office, only for cause, by an affirmative vote of the holders of not less than eighty percent (80%) of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole board of directors for this purpose. Any other director may be removed from office with or without cause.

II.	POWER TO AMEND BY-LAWS

The by-laws may be altered or repealed and new By-laws may be adopted (a) at any annual or special meeting of stockholders if notice of the proposed alteration, repeal or adoption of the new by-law or by-laws be contained in the notice of such annual or special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, voting together as a single class, or (b) by the affirmative vote of a majority of the members present at any regular meeting of the board of directors, or at any special meeting of the board of directors, without any action on the part of the stockholders, if notice of the proposed alteration, repeal or adoption of the new by-law or by-laws be contained in the notice of such regular or special meeting.

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III.	STOCKHOLDERS’ ACTION — SPECIAL MEETINGS

After October 15, 1996, no action required to be taken or that may be taken at any meeting of common stockholders of the Corporation may be taken without a meeting, and, after such date, the power of common stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Special meetings of the stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by (i) the Chairman of the Board, (ii) the President or (iii) the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors at the time in office, and no stockholder of the Corporation shall require the board of directors to call a special meeting of common stockholders or to propose business at a special meeting of stockholders. Except as otherwise required by law or regulation, no business proposed by a stockholder to be considered at an annual meeting of the stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the stockholders at that meeting unless, no later than ninety (90) days before the annual meeting of stockholders or (if later) ten days after the first public notice of that meeting is sent to stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at an annual meeting; (2) with respect to each such stockholder, that stockholder’s name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee’s name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any provision of law subsequently replacing Regulation 14A), together with a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of this ~~Sixth~~Seventh Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Fifth.

SIXTH: ~~SIXTH:~~ ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS AND OFFICERS AND INDEMNIFICATION

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I.	ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS AND OFFICERS

~~No director~~To the fullest extent permitted by the General Corporation Law of the State of Delaware, directors and officers (as defined in Section 102(b)(7) of the General Corporation Law of the State of Delaware, the “Officers”) of the Corporation shall ~~be personally liable~~ have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty ~~by such director~~ as a director or officer, except ~~for~~that this Article Sixth shall not eliminate or limit the liability ~~(~~of (i) a~~)~~ director or officer for any breach of the ~~director’s~~director’s or officer’s duty of loyalty to the Corporation or its stockholders, (~~b)~~ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (~~c)~~iii) a director under Section 174 of the General Corporation Law of the State of Delaware, (iv) a director or ~~(d)~~officer for any transaction from which the director or officer derived an improper personal benefit~~.~~, or (v) an officer in any action by or in the right of the Corporation. Any amendment or repeal of this Part I of this Article Sixth shall be prospective only, and neither the amendment nor repeal of this Part I of this Article Sixth shall eliminate or reduce the effect of this Part I of this Article Sixth in respect to any matter occurring, or any cause of action, suit or claim that, but for this Part I of this Article Sixth would accrue or arise, prior to such amendment or repeal. If the Delaware General Corporation Law hereafter is amended to authorize corporate action further eliminating or limiting the liability ~~or~~of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest ~~extend~~extent permitted by the Delaware General Corporation Law, as so amended from time to time.

II.	INDEMNIFICATION AND INSURANCE

SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Part II of this Article Sixth shall be a contract right and shall include the right to be paid by the Corporation the

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expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Part II or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a written claim from or on behalf of an indemnified party under Section 1 of this Part II is not paid in full by the Corporation within thirty days after such written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Part II shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this ~~Sixth~~Seventh Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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SECTION 5. SAVINGS CLAUSE. If this Part II or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Part II that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 6. DEFINITIONS. For purposes of this Part II, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the board of directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Part II with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein “person” means any corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of any committee thereof which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction is specifically approved in good faith by majority vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

EIGHTH: The Corporation reserves the right to amend, change, or repeal any provision contained in the ~~Sixth~~Seventh Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, directors, and officers are subject to this reserved power.

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IN WITNESS WHEREOF, said Corporation has caused this Seventh Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated:         , 2023

NOV INC.

By:
Its:

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PRELIMINARY COPIES SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above NOV INC. Use the Internet to transmit your voting instructions and for electronic delivery of ATTN: LEGAL DEPT information. Vote by 11:59 P.M. ET on 05/16/2023 for shares held directly and by 11:59 10353 RICHMOND AVENUE HOUSTON, TX 77042 P.M. ET on 05/14/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS 1 If you would like to reduce the costs incurred by our company in mailing proxy materials, Investor Address Line 1 you can consent to receiving all future proxy statements, proxy cards and annual reports Investor Address Line 2 electronically via e-mail or the Internet. To sign up for electronic delivery, please follow Investor Address Line 3 1 1 OF the instructions above to vote using the Internet and, when prompted, indicate that you Investor Address Line 4 agree to receive or access proxy materials electronically in future years. Investor Address Line 5 VOTE BY PHONE—1-800-690-6903 John Sample Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET 1234 ANYWHERE STREET on 05/16/2023 for shares held directly and by 11:59 P.M. ET on 05/14/2023 for shares 2 held in a Plan. Have your proxy card in hand when you call and then follow the ANY CITY, ON A1A 1A1 instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # â†’ NAME THE COMPANY NAME INC.—COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345 PAGE 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 2 0 1. To elect eight nominees as directors of the Company for a term of one year. Nominees For Against Abstain 0000000000 1a. Clay C. Williams 0 0 0 For Against Abstain 1b. Greg L. Armstrong 0 0 0 3. To approve, on an advisory basis, the compensation of our named 0 0 0 executive officers. 1c. Marcela E. Donadio 0 0 0 The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 1d. Ben A. Guill 0 0 0 4. To approve, on an advisory basis, the frequency of the 0 0 0 0 advisory vote on named executive officer compensation. 1e. David D. Harrison 0 0 0 The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 1f. Eric L. Mattson 0 0 0 5. To approve an amendment and restatement of our Sixth Amended and 0 0 0 Restated Certificate of Incorporation to provide for exculpation of liability for officers of the Company. 1g. William R. Thomas 0 0 0 1h. Robert S. Welborn 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as independent auditors 0 0 0 of the Company for 2023. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com NOV Inc. Annual Meeting of Stockholders May 17, 2023 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Jose A. Bayardo and Craig L. Weinstock or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of NOV Inc. to be held on Wednesday, May 17, 2023, and any adjournments thereof, and to vote the shares of stock that the signer would be entitled to vote if personally present as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the April 6, 2023 proxy statement. This proxy is solicited on behalf of the board of directors of NOV Inc. The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted in accordance with the recommendations of the board of directors FOR all director nominees (Proposal 1), FOR the ratification of the independent auditors of the Company for 2023 (Proposal 2), FOR the approval of the compensation of our named executive officers (Proposal 3), for the frequency of the advisory vote on named executive officer compensation to be ONE YEAR (Proposal 4), and FOR the approval of an amendment and restatement of our Sixth Amended and Restated Certificate of Incorporation to provide for exculpation of liability for officers of the Company (Proposal 5). The undersigned acknowledges receipt of the April 6, 2023 Notice of Annual Meeting and the Proxy Statement, which more particularly describes the matters referred to herein. Continued and to be signed on reverse side